UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Ballantyne Strong, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE AND PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held at

Omaha Marriott Regency
10220 Regency Circle
Omaha, Nebraska 68114

on

May 14, 2014 at 9:00 a.m. (Local Time)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held May 14, 2014

The Annual Meeting of Stockholders of Ballantyne Strong, Inc. will be held at the Omaha Marriott Regency, 10220 Regency Circle, Omaha, Nebraska 68114, on May 14, 2014 at 9:00 a.m., Local Time, for the following purposes:

1.	To elect seven directors of the Company to one-year terms.

2.	To consider and act upon a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement.

3.	To ratify the Ballantyne Strong, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan.

4.	To approve the 2010 Long-Term Incentive Plan amendment and Section 162(m) material terms for payment of performance-based compensation.

5.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014.

6.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only those stockholders of record at the close of business on March 17, 2014, (the “Record Date”) shall be entitled to notice of the meeting and to vote at the meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy as soon as possible to assure a quorum. Please vote in one of these three ways:

(1)	Visit the website at www.investorvote.com/BTN and have your proxy card in hand to vote through the internet, or

(2)	Use the toll-free telephone number listed on the proxy card, or

(3)	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

If you vote on the website or by telephone you do not need to return the proxy card by mail.

Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Stockholders who have previously voted but attend the meeting may withdraw their proxy if they wish to do so, and vote in person.

If you desire assistance in scheduling overnight accommodations in Omaha, contact Tiffanie Pusateri at Ballantyne at (402) 829-9403. Early reservations are encouraged.

The formal meeting of stockholders will be followed by a review of our business. I look forward to seeing you at the Annual Meeting.

Dated this 31st day of March, 2014.

By Order of the Board of Directors

Gary L. Cavey President and Chief Executive Officer

Table of Contents

GENERAL INFORMATION ABOUT THE MEETING AND VOTING	1
Who may vote?	1
What is the purpose of the Annual Meeting?	1
Who may attend the Annual Meeting?	1
What constitutes a quorum?	1
May I vote by proxy card, by telephone or through the internet?	1
May I vote confidentially?	1
May I change my vote?	2
How does the Board recommend I vote?	2
How many votes are required to approve each Proposal?	2
What is a broker non-vote?	2
Who pays the expenses incurred in connection with the solicitation of proxies?	3
How can I find out the results of the voting at the Annual Meeting?	3
How may I get additional copies of the Annual Report?	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL ONE ELECTION OF DIRECTORS	6
BOARD OF DIRECTORS	6
CORPORATE GOVERNANCE	8
Board Leadership Structure and Role of the Board in Risk Oversight	8
Board Independence	8
Communication to the Board	8
Board Meeting Attendance	9
Board Attendance at Annual Meeting	9
Stock Ownership Guidelines for Directors and Officers	9
BOARD COMMITTEES	10
Audit Committee	10
Compensation Committee	10
Nominating and Corporate Governance Committee	11
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	12
Executive Summary	12
Compensation Discussion and Analysis	12
Compensation Risk Assessment	18
Compensation Committee Interlocks and Insider Participation	18
Compensation Committee Report	18
Executive Compensation	19
Summary Compensation Table	19
Grants of Plan-based Awards for Fiscal 2011	21
Outstanding Equity Awards at Fiscal Year-End	22
Options Exercised and Stock Vested	22
Director Compensation	23
REPORT OF THE AUDIT COMMITTEE	24
PROPOSAL TWO ADVISORY VOTE ON EXECUTIVE COMPENSATION	25
PROPOSAL THREE RATIFICATION OF THE BALLANTYNE STRONG, INC. 2014 NON-EMPLOYEE DIRECTIROS’ RESTRICTED STOCK PLAN	26
PROPOSAL FOUR APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN AMENDMENT AND SECTION 162(m) MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION	28
PROPOSAL FIVE RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS	35
STOCKHOLDER PROPOSALS	36
ADDITIONAL INFORMATION	36

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne Strong, Inc. (the “Company”). The 2014 Annual Meeting of Stockholders will be held on May 14, 2014 at 9:00 a.m., Local Time, at the Omaha Marriott Regency, 10220 Regency Circle, Omaha, Nebraska 68114 and its telephone number is 402- 399-9000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 14, 2014

As permitted by Securities and Exchange Commission rules, the Company is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. On April 4, 2014, the Company mailed to many stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement, the Company’s Annual Report and vote online. Those stockholders who do not receive such a Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a copy of this Proxy Statement, the proxy card, and the Annual Report by mail. This Notice also contains instructions on how you can (i) receive a paper copy of the Proxy Statement, proxy card and Annual Report if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement, proxy card and Annual Report over the internet next year if you received them by mail this year.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote?

The Company has one class of voting shares outstanding. Only stockholders of record of our common stock at the close of business on March 17, 2014, the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the Record Date. At the close of business on March 17, 2014, the Company had 14,139,462 shares of outstanding common stock, all of which are entitled to vote at the Annual Meeting. Each share of common stock will have one vote on each matter to be voted on. The shares of common stock held in treasury will not be voted.

What is the purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon the matters described in the accompanying notice of meeting. In addition, management will report on Ballantyne’s performance during fiscal 2013 and respond to questions from stockholders.

Who may attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Company’s common stock outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, 14,139,462 shares of common stock were outstanding. Broker non-votes, abstentions and proxies marked “withheld” for the election of directors, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

May I vote by proxy card, by telephone or through the internet?

You may vote by proxy card, by telephone or through the internet. Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person.

May I vote confidentially?

Yes. The Company’s policy is to treat all stockholder meeting proxies, ballots and voting tabulations of a stockholder confidentially, if the stockholder has requested confidentiality on the proxy or ballot. Please refer to the proxy card for instructions.

If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may at any time inform us whether or not a stockholder has voted.

May I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How does the Board recommend I vote?

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth in the description of each proposal in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each Proposal?

Election of Directors. The election of a director requires the affirmative vote of a plurality of the shares present or represented by proxy at the meeting and entitled to vote. Consequently, votes to withhold and broker non-votes will have no impact on the election of directors. A properly executed proxy marked “Withhold” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against the director nominee Your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a stockholder.

Advisory Vote on Executive Compensation. The affirmative vote of a majority of the shares present or represented by proxy at the meeting or entitled to vote will be deemed by the Board to constitute the advisory vote on executive compensation.

2014 Non-Employee Directors’ Restricted Stock Plan. The affirmative vote of a majority of the shares present or represented by proxy at the meeting or entitled to vote is required to approve Proposal 3, ratification of the Ballantyne Strong, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan.

2010 Long-Term Incentive Plan. The affirmative vote of a majority of the shares present or represented by proxy at the meeting or entitled to vote is required to approve Proposal 4, 2010 Long-Term Incentive Plan amendment and Section 162(m) material terms for payment of performance-based compensation.

Ratification of Independent Auditors. The affirmative vote of a majority of the shares present or represented by proxy at the meeting or entitled to vote is required to approve Proposal 5, ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ended December 31, 2014.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile. Computershare, Inc., the Company’s Transfer Agent, is prepared to assist the Company to solicit proxies, if necessary.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

How may I get additional copies of the Annual Report?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including financial statements, is available through our website at www.strong-world.com. For a printed copy, please contact our Corporate Secretary by mail at the address listed below:

Attn:      Corporate Secretary

Ballantyne Strong, Inc.

13710 FNB Parkway, Suite 400

Omaha, NE 68154

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Largest Owners of Ballantyne Shares

The following table shows each person or entity Ballantyne knows to be the beneficial owner of more than five percent of the Company’s outstanding common stock as of the Record Date of March 17, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	2,406,988	17.02%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78749	938,650	6.64%

________________________

(1)	This information is based on a Form 13G filed with the Securities and Exchange Commission on February 14, 2014 and February 10, 2014, respectively.

(2)	Based upon 14,139,462 shares outstanding on March 17, 2014.

Share Ownership of Directors and Officers

The following chart sets forth, as of the close of business on March 17, 2014, certain information concerning beneficial ownership of common stock by each director and director nominee of the Company, each of the named executive officers (as defined below), and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned(1)		Percent of Common Stock(2)
Gary L. Cavey, President and CEO	144,329	(3)	1.0
Mary A. Carstens, Senior Vice President, CFO, and Treasurer	36,089	(4)	*
Christopher D. Stark, Senior Vice President and COO	52,713	(5)	*
Ray F. Boegner, Senior Vice President55	55,873	(6)	*
David G. Anderson, Senior Vice President, General Counsel and Secretary	15,675	(7)	*
William F. Welsh, II, Chairman of the Board	144,500	(8)	1.0
James C. Shay, Director	17,950	(9)	*
Marc E. LeBaron, Director	38,750	(10)	*
Mark D. Hasebroock, Director	45,875	(11)	*
Samuel C. Freitag, Director	128,469	(12)	*
Donde Plowman, Director	22,606	(13)	*
All directors and executive officers as a group (11 persons)	702,829	(14)	5.0%

________________________

*	Less than 1% of common stock outstanding. (1)

All executive officers beneficially own 304,769 shares, including exercisable stock options and restricted stock, or 2.2% of the outstanding common stock. (1)(14)

(1)

Each director, nominee and officer not shown as being a part of a group owns all outstanding shares directly and has sole or shared voting and investment power over such shares. The number of shares shown for stockholders reporting ownership as part of a group represents the total number of shares over which any member of the group has sole or shared voting or investment power.

(2)

Based upon 14,139,462 shares of common stock outstanding as of March 17, 2014. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days of March 17, 2014, upon the exercise of stock options. The shares also include restricted stock which will vest within 60 days of March 17, 2014, as the individuals have sole or shared voting and investment power over such shares. Accordingly, the number of shares and percentage set forth next to the name of such person, all executive officers as a group and all directors, nominees and executive officers as a group includes the shares of common stock issuable pursuant to presently exercisable stock options and non-vested restricted stock. However, the shares of common stock so issuable upon exercise of stock options or unvested restricted stock by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(3)

Includes 24,829 shares of common stock directly owned by Mr. Cavey, 45,000 shares held in the Gary L. Cavey Revocable Trust of which Mr. Cavey is the Trustee and 74,500 shares purchasable pursuant to presently exercisable stock options.

(4)	Includes 18,889 shares of common stock directly owned by Ms. Carstens and 17,200 shares purchasable pursuant to presently exercisable stock options.

(5)	Includes 37,713 shares of common stock directly owned by Mr. Stark and 15,000 shares purchasable pursuant to presently exercisable stock options.

(6)	Includes 40,873 shares of common stock directly owned by Mr. Boegner and 15,000 shares purchasable pursuant to presently exercisable stock options.

(7)	Includes 8,175 shares of common stock directly owned by Mr. Anderson and 7,500 shares purchasable pursuant to presently exercisable options.

(8)	Includes 138,250 shares of common stock directly owned by Mr. Welsh and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.

(9)	Includes 11,700 shares of common stock directly owned by Mr. Shay and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.

(10)	Includes 32,500 shares of common stock directly owned by Mr. LeBaron and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.

(11)	Includes 39,625 shares of common stock directly owned by Mr. Hasebroock and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.

(12)	Includes 74,219 shares of common stock directly owned by Mr. Freitag, 48,000 shares of common stock held by Mr. Freitag’s wife and children and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.

(13)	Includes 16,356 shares of common stock directly owned by Dr. Plowman and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.

(14)

Includes 443,129 shares of common stock owned directly by all directors, nominees and executive officers as a group, 45,000 shares owned indirectly by the Gary L. Cavey Revocable Trust, 48,000 shares of common stock held by Mr. Freitag’s wife and children, 37,500 shares of restricted common stock vesting within 60 days of March 17, 2014 and 129,200 shares purchasable pursuant to presently exercisable stock options.

PROPOSAL ONE

ELECTION OF DIRECTORS

Ballantyne’s Certificate of Incorporation, as amended, and Bylaws, as amended, provide for the annual election of all directors. The Bylaws allow the Board to set the number of directors from time to time and to appoint directors between Annual Meetings. For purposes of this 2014 Annual Meeting the Board of Directors has set the number of directors at seven (7).

At the 2013 Annual Meeting stockholders elected seven (7) directors namely William F. Welsh, II, Gary L. Cavey, Marc E. LeBaron, Mark D. Hasebroock, Donde Plowman, Samuel C. Freitag and James C. Shay. All seven (7) of the presently-serving directors have been nominated for re-election. Information on these current directors and Ballantyne’s corporate governance disclosures follow this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE ELECTION OF ALL THE NOMINEES.

BOARD OF DIRECTORS

Set forth below is a list of the seven (7) current directors and certain information regarding them. The chart below also sets forth the year in which each current director became a director of the Company. Each of these individuals has been nominated for election at the 2014 Annual Meeting.

William F. Welsh, II, age 72, was Chairman/CEO of Election Systems & Software from 1993 until his retirement in October 2003. He has served as a director of Lindsay Corporation (NYSE: LNN) since 2001. Mr. Welsh has served as a director of Ballantyne since 2000. The Nominating and Corporate Governance Committee believes that Mr. Welsh’s prior executive level leadership and experience as a Chief Executive Officer give him the operational expertise and breadth of knowledge to understand Ballantye’s business operations. His service on other boards of directors also provides a high level of expertise in strategic matters and corporate governance. All of these qualities are supportive of the Nominating and Corporate Governance Committee’s selection of Mr. Welsh as a director.

Gary L. Cavey, age 64, has been the Company’s President, CEO and a director since November 2010. From 2009 until joining the Company, Mr. Cavey served as COO of Midland Radio Corporation, an international industry leader in the manufacture and sale of two-way wireless communications systems for consumer and industrial applications. From 1999 until 2008, Mr. Cavey was President/CEO and Chairman of MAC Equipment, Inc., a leading manufacturer and marketer of pneumatic conveying and air filtration systems serving numerous industries. In selecting Mr. Cavey to serve as a director, the Nominating and Corporate Governance Committee considered his 15-plus years’ experience serving as a senior executive with his previous employers, his prior and current service on other corporate boards and the Company’s history of having its CEO serve on the Board.

Marc E. LeBaron, age 59, has served as Chairman/CEO of Lincoln Industries from 2001 to present. He previously served as President of Lincoln Industries from 1982 until becoming Chairman/CEO. He is also a director of Assurity Life Insurance Company. Mr. LeBaron has served as a director of Ballantyne since 2005. The Nominating and Corporate Governance Committee believes that Mr. LeBaron’s 30-plus years of organizational leadership experience, his ability to identify and implement business strategy and knowledge of corporate governance give him the operational expertise and breadth of knowledge which qualify him to serve as a director.

Mark D. Hasebroock, age 54, is the founder of Dundee Venture Capital (which was founded in 2010), a venture capital firm investing in growth companies with an e-commerce and web services focus. He is also Co-founder, Director and Secretary of Hayneedle.com (formerly Netshops, Inc.) from 2002 to present. Prior to co-founding Hayneedle, he served as an investment banker with McCarthy & Co., for approximately 13 years. Mr. Hasebroock has served as a director of Ballantyne since 2003. The Nominating and Corporate Governance Committee believes that Mr. Hasebroock’s executive level leadership, technology experience and financial background give him the operational expertise and breadth of knowledge which qualify him to serve as a director.

Samuel C. Freitag, age 58, has been an independent private investor since January of 2004. From July 2002 to December 2003, he was President of McCarthy Capital Corporation, a private equity fund manager of approximately $300 million in capital. From 1986 until 1997; he held various positions with George K. Baum Merchant Bank, LLC, including serving as Senior Managing Director and Director, Investment Banking. Mr. Freitag has served as a director of Ballantyne since June 2011. The Nominating and Corporate Governance Committee believes that Mr. Freitag’s investment banking experience and service on other boards of directors provide him the executive experience and knowledge to qualify him to serve as a director.

Donde Plowman, age 61, has been the Dean of the University of Nebraska-Lincoln’s College of Business Administration and a Professor of Management since July 2010. She was previously the head of the Department of Management at the University of Tennessee from 2007 to 2010. She previously held the position of Professor of Management at the University of Texas in San Antonio from 2007 to 2010, and Associate Dean for graduate programs and research and director of the Ph.D. program at the College of Business from 2000 to 2003. Dr. Plowman has published more than 40 articles and book chapters on management topics and has served as a management training consultant. Dr. Plowman has served as a director of Ballantyne since June 2011. The Nominating and Corporate Governance Committee believes that Dr. Plowman’s experience in business management academics, senior level academic leadership and management experience qualify her to serve as a director.

James C. Shay, age 50, is the Senior Vice President--Finance and Strategic Planning and Chief Financial Officer for Great Plains Energy, Inc. (NYSE: GXP) and Kansas City Power & Light Company, a position he has held since July 2010. Previously, Mr. Shay served as Chief Financial Officer for Northern Power Systems from 2009 to 2010, Managing Director of Frontier Investment Banc Corporation from 2007 to 2009, Chief Financial Officer for Machine Laboratory, LLC (after its acquisition from BOA) from 2006 to 2007, Chief Financial Officer of General Electric Company’s Environmental Services in Kansas City from 2004 to 2006, and Senior Vice President and Chief Financial Officer for BHA from 1992 to 2003. Mr. Shay is a Certified Public Accountant. Mr. Shay has served as a director of Ballantyne since May 2012. The Nominating and Corporate Governance Committee believes that Mr. Shay’s extensive background in finance and accounting as well as his executive experience qualify him to serve as a director.

CORPORATE GOVERNANCE

The Board of Directors operates pursuant to the provisions of the Company’s Certificate of Incorporation (as amended) and Bylaws (as amended) and has also adopted several corporate governance policies to address significant corporate governance issues. The Board of Directors has adopted the following governance documents:

•	Code of Ethics

•	Corporate Governance Principles including procedures for bringing concerns or complaints to the attention of the Board, any Committee or individual director

•	Audit Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Compensation Committee Charter

These corporate governance documents are available on the Company’s website at www.strong-world.com.

Board Leadership Structure and Role of the Board in Risk Oversight

The Chairman of our Board and the Chief Executive Officer are not the same person. Since 2001, our Board has separated these duties, operating under the belief that a Board comprised of a majority of independent directors should be chaired by an independent director. It is also our Board’s belief that separation of these roles is appropriate for Ballantyne so as to create a distinction between strategic and operational leadership of our business. That said, it has also been the Board’s belief that our Chief Executive Officer, as the central operational and hands-on decision maker and the officer charged with implementing and overseeing the policies set by the Board, should serve as a director. Accordingly, Mr. Cavey serves as a director, as did his predecessor.

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic and operational risk exposure. The Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also provides oversight of the performance of the internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of the Company’s corporate governance guidelines and the selection of prospective Board members and their qualifications. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. Typically, the entire Board meets with management and the applicable Board committees at least annually to evaluate and monitor respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Board Independence

The Board of Directors is composed of a majority of independent directors as defined by the listing requirements of the NYSE MKT. The Board of Directors has determined that each of Messrs. Welsh, LeBaron, Hasebroock, Freitag, Shay and Dr. Plowman are all independent directors of the Company under the listing standards adopted by the NYSE MKT. It is the policy of the Board that the independent directors meet in executive session (i.e. without management present) at each regular Board Meeting as well as when they as a group deem such meeting appropriate or necessary. During 2013, the independent directors met four (4) times in person. All independent directors attended at least seventy-five percent of the aggregate number of meetings held.

Communication to the Board

Stockholders wishing to communicate with the Board of Directors should address written correspondence to the Secretary of the Company who will present the communication to the Board.

Board Meeting Attendance

The Board of Directors held four (4) meetings in person during 2013. In addition, the Board of Directors held 1 meeting via teleconference. Each current director attended at least seventy-five percent of the aggregate number of meetings held.

Board Attendance at Annual Meeting

All members of the Board of Directors are encouraged to attend the Annual Meeting. All directors serving at the time attended the 2013 Annual Meeting.

Stock Ownership Guidelines for Directors and Officers

The Company’s Corporate Governance Principles state that directors are expected to own the number of shares of common stock equal to the value of three times their annual retainer. New directors have three years in which to meet this expectation. The Compensation Committee annually reviews the status of this expectation. The Chief Executive Officer is expected to own shares equal to the value of 75% of his annual base salary. Other officers are expected to own shares in an amount indexed to that of the CEO based upon their respective base salaries. Officers have three years from the date of their appointment to satisfy this expectation. The Compensation Committee annually reviews the status of this expectation.

BOARD COMMITTEES

The Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters for each of the Committees are available on our website, www.strong-world.com. The members of the Board committees, as of the date of this Proxy Statement, are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William F. Welsh		X	Chair
Marc E. LeBaron	X	Chair	X
Mark D. Hasebroock	X	X	X
Samuel C. Freitag	X	X	X
Donde Plowman	X		X
James C. Shay	Chair		X

Audit Committee

The Audit Committee of the Company’s Board of Directors consists of directors Shay (Chair), Hasebroock, LeBaron, Freitag and Plowman, who are independent directors, as defined by NYSE MKT listing requirements. The Audit Committee acts under a written charter adopted by the Board of Directors. All Audit Committee members are financially literate. The Board of Directors has determined that Mr. Shay is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company, and performs such other duties as are directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements. At least annually and generally on a quarterly basis, the Committee reviews and discusses matters separately with management of the Company and with the Company’s independent auditors.

The Committee is directly responsible for the appointment of the independent registered public accounting firm engaged to prepare and issue an audit report on the financial statements and internal controls of the Company and periodically reviews and evaluates their performance and independence from management. All audit and permitted non-audit services are pre-approved by the Committee. Any services not covered by prior pre-approval or services exceeding the pre-approved cost levels, must be approved in advance by the Committee. The Committee has delegated the responsibility of approving proposed non-audit services that arise between Committee meetings to the Chairman, provided that the decision to approve the services is presented for ratification at the next scheduled Committee meeting. During 2013, the Committee held 2 meetings in person. In addition, the Committee held 3 meetings via teleconference. All Committee members attended at least seventy-five percent of the aggregate number of meetings held.

Compensation Committee

The Compensation Committee of the Company’s Board of Directors consists of directors LeBaron (Chair), Welsh, Hasebroock and Freitag. All members of the Committee are independent as defined by the NYSE MKT listing requirements. The Compensation Committee acts under a written charter adopted by the Board of Directors. The Committee functions include, but are not limited to:

•	Determining the compensation of the Chief Executive Officer.

•	Overseeing all other executive officers’ compensation, including salary and payments under the Company’s incentive and stock plans.

•	Administering the Company’s stock compensation plans including approving all individual grants and awards under these plans.

•	Reviewing compensation for non-employee directors and recommending changes to the Board.

The Compensation Committee has engaged Compensation Strategies, Inc. as the Committee’s independent executive compensation consultant as needed. Compensation Strategies reports directly to the Committee and provides advice on the structure and amounts of executive and director compensation. In addition, they also assisted with the development of the 2010 Long-Term Incentive Plan as well as the decision to add unrestricted new shares of Company common stock to this Plan included for stockholder approval as set forth in Proposal Four.

The Committee held 2 meetings in person during 2013. In addition, the Committee held 2 meetings via teleconference. All Committee members attended at least seventy-five percent of the aggregate number of meetings held.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are directors Welsh (Chair), LeBaron, Hasebroock, Freitag, Plowman and Shay. All members of the Nominating and Corporate Governance Committee are independent as defined by the NYSE MKT listing requirements. The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors. The functions of the Committee include, among other items, overseeing all aspects of the Company’s corporate governance functions including compliance with significant legal, ethical and regulatory requirements. The Nominating and Corporate Governance Committee also reports to, and assists, the Board of Directors in identifying individuals for membership to the Board and recommends to the Board the director nominees for the next Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee held two (2) meetings in person during 2013. All Committee members attended at least seventy-five percent of the aggregate number of meetings held, with the exception of Mr. Welsh who was absent from one (1) meeting due to illness.

Director Nomination Process—The Nominating and Corporate Governance Committee believes that the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election or if a vacancy occurs between annual stockholder meetings, the Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based upon input from the members of the Board, senior management of the Company and, if the Committee deems appropriate, a third-party search firm.

Candidates will be chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability. As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever-changing role that corporations should have in society. Because the advice of those facing similar issues is of particular value, executive officers of other corporations are desirable candidates. Ballantyne does not have a set policy or process for considering “diversity”, however that term may be defined, in identifying nominees. However, Ballantyne’s corporate governance principles provide that the Nominating and Governance Committee shall strive to identify and recruit individuals whose diverse talents, experiences and backgrounds enhance the inclusive environment in which the Board currently functions. The Committee relies upon its judgment of the foregoing general criteria and the following personal criteria in selecting candidates for nomination to the Board of Directors:

•	Independence and absence of conflicts of interest
•	Honesty, integrity and accountability
•	Substantial business experience with a practical application to the Company’s needs
•	Willingness to ask tough questions in a constructive manner that adds to the decision making process of the Board
•	Demonstrated ability to think strategically and make decisions with a forward looking focus
•	Ability to assimilate relative information on a broad range of topics
•	Willingness to express independent thought
•	Team player
•	Willingness to make a strong commitment of time and attention to the Board’s processes and affairs
•	Ability to commit to Company stock ownership

             The Nominating and Corporate Governance Committee evaluated Messrs. William F. Welsh, II, Gary L. Cavey, Marc E. LeBaron, Mark D. Hasebroock, Samuel C. Freitag, James C. Shay, and Dr. Donde P. Plowman, all of whom are incumbent directors, and recommended their nomination to the Board of Directors. The Board, in turn, nominated these seven persons for re-election as directors at the 2014 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee will also consider proposals for nominees for director from stockholders which are made in writing to the Secretary of the Company and comply with Bylaw requirements. The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following is a list of the names and ages of the current executive officers of the Company, their business history and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
Gary L. Cavey	64	Director, President and CEO of the Company since November 2010. From 2009 to 2010 served as COO of Midland Radio Corporation. From 1999 until 2008, served as President/CEO and Chairman of MAC Equipment, Inc.	2010
Mary A. Carstens	57	Senior Vice President, CFO, and Treasurer since April 2012. From July 2011 to 2012 she served as Vice President and CFO. From 2005 until March 31, 2011, Ms. Carstens worked for Belden, Inc. (NYSE:BDC), a global manufacturer of cable and networking products. She held a number of different positions with BDC, with her latest assignment being the Chief Financial Officer and Vice President of the Asia Pacific Division.	2011
Christopher D. Stark	53	Senior Vice President and COO since May 2010. From 2009 to 2010 he served as Vice President and COO, and was Vice President of Operations from 2007-2009. Served as General Manager for Nobbies, Inc. from September 1999 to April 2007.	2007
Ray F. Boegner	64	Senior Vice President; previously Senior Vice President of Sales; Vice President of Sales prior to November 1996; joined Company in 1985.	1997
David G. Anderson	59	Senior Vice President, General Counsel and Secretary since January 2014. From November 2012 to January 2014 he served as Vice President, General Counsel and Secretary. From 1985 to 2012, Mr. Anderson was a shareholder in an Omaha, Nebraska law firm.	2012

Compensation Discussion and Analysis

Compensation Philosophy

Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including, but not limited to, the provisions of any existing employment contract with an executive officer, evaluation of the executive officer’s performance, the level of responsibility associated with the executive officer’s office, recruitment requirements and the performance of the Company. The Compensation Committee periodically utilizes Compensation Strategies, Inc. as its independent executive compensation consultant. Compensation Strategies reports directly to the Committee and provides advice from time to time to the Committee on the structure and amounts of executive and director compensation. Compensation Strategies provides no other services to the Company.

Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers’ compensation are base salary, short-term incentives in the forms of cash, restricted and unrestricted stock, and long-term incentives in the forms of stock options, restricted stock and units, stock appreciation rights and performance shares and units.

The overall goal of the Company’s compensation policy is to maximize stockholder value by attracting, retaining and motivating the executive officers that are critical to its long-term success. To that end, the Board of Directors adopted, and the stockholders approved, the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan. The Board of Directors believes that the 2010 Plan, coupled with the addition of new shares of Company common stock to the Plan set forth in Proposal Four of this Proxy Statement, is essential to recruit, motivate and retain a high caliber management team and is expected to advance the long-term success of the Company by rewarding executive officers and key employees for the achievement of certain performance goals designed to increase stockholder value over a multi-year period.

Compensation Recoupment Policy

The Board has adopted as part of its Corporate Governance Principles a policy on recoupment of executive compensation. If the Board learns of any misconduct by an officer that damages the Company’s operation, reputation, or standing, or that causes the Company to have to restate its financial statements, the Board may among other actions, and to the extent permitted by governing law, require the surrender, forfeiture and cancellation of all restricted stock awards, options or other non-cash compensation previously granted to the officer. The Board may also require reimbursement of any performance-based cash compensation received by the officer and which award was influenced by the misconduct in question.

Say on Pay Vote

The Company conducted its first advisory vote on executive compensation in May 2011. The resolution passed with 96% of the vote. The Company’s stockholders in May 2011 also cast 89% of their votes in favor of an annual say-on-pay vote. In May 2012 the resolution passed with 98% of the vote. In May 2013 the resolution passed with 97% of the vote. The Board of Directors and the Compensation Committee considered these results in determining compensation policies and decisions for the remainder of 2013 and for 2014. The Board and the Committee also determined to hold annual say-on-pay votes and, based on the significant level of stockholder support, to continue the current compensation objectives, strategies, processes and practices described below.

Base Salary

The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution to the Company. Base salaries have historically been reviewed annually and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Compensation Committee reviews and establishes the base salary of the Chief Executive Officer based on independent competitive data, his leadership in establishing performance standards in the conduct of the Company’s business, and its expectation as to his future contributions in directing the long-term success of the Company and its business.

Cash and Restricted Stock Bonuses

The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing profits and prudent management of the capital employed in the business. Annual incentive compensation is determined and paid pursuant to the Company’s Short-Term Incentive Plan (“STI Plan”). The STI Plan is an annual incentive program that provides the executive officers and key management bonuses if the Company achieves certain goals. Each payout is further subject to the achievement of certain individual goals, as defined. The STI Plan provides for a bonus payout in the form of cash, restricted and unrestricted stock or some combination thereof based on certain criteria. The bonuses paid for fiscal 2013 performance were in the form of cash. For the 2013 STI Plan, the Compensation Committee established certain target award percentages of base salary to determine the target award for the named executive officers and certain key employees. The target award for Mr. Cavey was set at 50% of his base salary while the target awards for the remaining named executive officers were set at 35% of their base salaries.

The Compensation Committee set three universal tactical goals that comprised 85% of the entire target award that applied to each of the participants of the STI Plan. The first universal goal was that fiscal year 2013 pre-tax income exceeds certain thresholds as set forth in the Plan. The pre-tax income goal excluded revenue and costs associated with acquisitions and represented 45% of the target award. The second universal goal was fiscal year 2013 operating cash flows exceeding certain thresholds as set forth in the Plan. This goal represented 20% of the target award. The final universal tactical goal was fiscal year 2013 Strong Technical Services revenue exceeding certain thresholds set forth in that Plan. This goal represented 20% of the target award. The Committee also set certain goals specific to each participant’s area of responsibility and represented the final 15% of the target award.

The Committee deemed all the goals described above to be effective in focusing management on continued profitability even with the challenges of operating under the Company’s transition from being a film projector manufacturing company to one based on providing end-to-end technology solutions.

In 2013, two of the three of the universal tactical goals were achieved. Not all participants achieved their individual goals. The payout for the target awards are reflected in the Summary Compensation Table and were paid in cash in the first quarter of 2014.

Stock Plans

During 2005, the Committee adopted, and the stockholders subsequently approved, the 2005 Restricted Stock Plan. The Committee believed the Plan provided a mechanism to align executive and stockholder interests and assists the Company in attracting and retaining key executives. In January 2012, 28,210 shares of common stock were granted to key employees under the Plan as partial payment for goals met under the STI Plan for fiscal 2011. In March 2013, 41,000 shares of common stock were granted to executives and key employees. The shares granted to executives are reflected in the Summary Compensation Table. The Plan expired in September of 2013. The Compensation Committee and Board of Directors elected not to renew the Plan and will rely on the 2010 Long-Term Incentive Plan to incent and reward Company executives and key employees.

The Company’s Employee Stock Purchase Plan expired in October of 2013. Given the lack of employee participation, the Board of Directors chose not to renew this Plan.

2010 Long-Term Incentive Plan

The long-term incentive component is designed to incent and reward the achievement of longer-term strategic objectives and align the financial interests of the Company’s executive officers with those of the Company’s stockholders. The 2010 Plan is administered by the Compensation Committee. The 2010 Plan provides the Committee with the flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Committee has the discretion to determine the terms of each award, including which award, if any, may be subject to vesting upon a “change in control” of the Company, as such term is defined in the 2010 Plan. In general, all awards under the 2010 Plan to Company executive officers and other key employees will be made by the Committee. However, the Committee may delegate to one or more officers of the Company the day-to-day administration of the Plan. Awards under the 2010 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted units, performance shares or performance units. The Company expects that executive officers and key employees may receive awards from time to time under the 2010 Plan. The benefits or awards that may be received by or allocated to participants will be determined at the discretion of the Committee based on the development of a series of long-term strategic goals that the Board of Directors believes will significantly enhance stockholder value if achieved. The maximum number of shares as to which stock awards may be granted under the 2010 Plan is 600,000 shares, subject to adjustments by the Committee for stock splits, stock dividends, recapitalizations, acquisitions and other similar transactions or events. In January 2012 and February 2013, the Committee decided to grant a combination of performance units (“PRUs”), restricted stock awards (“RSAs”) and nonqualified stock options awards to provide the Company’s executive officers with long-term incentive compensation. The PRUs, RSAs and stock options were granted pursuant to the Company’s 2010 Plan which was approved by the stockholders at the Company’s annual stockholder meeting in May 2010. The Committee included stock options in order to enhance the long-term incentive plan’s perceived value and to reduce pressure on goal-setting for the PRUs which can be difficult given the transitional nature of the Company’s business. The Committee believes that the mix of RSAs, PRUs and stock options will continue to promote sustained long-term performance, goal alignment and retention.

161,500 options, 65,000 RSAs and 603,667 PRUs have been awarded to executive officers under the Plan, the details of which are reflected in the Summary Compensation Table. As of December 31, 2013, a total of 373,500 shares remain available for issuance pursuant to this Plan which will terminate on May 19, 2020.

Performance Units. Each PRU has a value of $1.00 and represents a right to receive a cash payment at a specified time in the future if certain performance objectives have been met during the specified performance periods leading up to the payout of the PRU. PRUs are, therefore, designed to reward achievement of specific performance objectives over these periods. In addition to requiring satisfaction of the applicable threshold performance levels, PRUs are only payable if the recipient remains employed with the Company until payout occurs after the end of the performance periods.

Restricted Stock Awards. RSAs represent a right to receive ownership of a certain number of shares of the Company’s common stock at a specified time in the future, but are not conditioned upon achieving any specific performance objectives, and are only issuable if the recipient remains employed by the Company at the end of the vesting period leading up to the issuance of the RSAs. RSAs are designed primarily to encourage retention of executive officers and key employees.

Nonqualified Stock Options. Nonqualified stock options represent an option to purchase shares of the Company’s common stock at an option price equal to the closing price on the New York Stock Exchange of the Company’s common stock on the grant date. The stock options are designed to motivate executives to increase stockholder value as the stock options will only have value if our stockholders also benefit from increasing stock prices.

The PRUs have a three-year vesting period for Mr. Cavey, Ms. Carstens, Mr. Stark and Mr. Boegner and two-year vesting period for Mr. Anderson. The RSAs and stock options have four-year vesting periods for Mr. Cavey, Ms. Carstens, Mr. Stark and Mr. Boegner and a three-year vesting period for Mr. Anderson. The PRUs awarded during fiscal 2012 and 2013 will not become payable until after December 31, 2015, but not later than March 15, 2016. The Company will pay a cash lump sum for the PRUs which have been earned. As of January 11, 2014, a total of two-thirds of the number of PRUs originally granted to Mr. Cavey, Ms. Carstens, Mr. Stark and Mr. Boegner have vested at a payout of 114% of target. As of February 13, 2014, one half of the PRU’s granted to Mr. Anderson in 2013 have vested at a payout of 105% of target. See Summary Compensation Table. The Committee also felt that a three-year period was commonly used by similar companies. The RSAs originally awarded during fiscal 2012 to Mr. Cavey, Ms. Carstens, Mr. Stark and Mr. Boegner vest ratably over a four-year period commencing on January 11, 2013, and the RSAs awarded to Mr. Anderson during fiscal 2013 vest ratably over a three-year period commencing February 13, 2014, provided that the executive officer continues her or his employment with the Company during the vesting period. Nonqualified stock options originally granted in 2012 to Mr. Cavey, Ms. Carstens, Mr. Stark and Mr. Boegner vest ratably over a four-year period commencing January 11, 2013 and the nonqualified stock options granted to Mr. Anderson in 2013 vest ratably over a three-year period commencing February 13, 2014, provided that the executive officer continues her or his employment with the Company during the vesting period, and expire 10 years after the grant date. The Committee intends that annual grants of long-term incentive awards will provide constant motivation and alignment of executive and stockholder interests extending into the future and will support executive retention.

PRU Awards. For the previously discussed reasons, the Committee determined that a part of the long-term incentive award granted to each executive officer would consist of PRUs. Each PRU awarded in fiscal 2012 is comprised of three performance periods running through the end of fiscal 2014 and for the PRU’s granted to Mr. Anderson in 2013, two performance periods running through the end of fiscal 2014. The Committee determined to choose performance measures on an annual basis for each of the 2012, 2013 and 2014 performance periods. For the 2013 performance period, the Committee chose completing acquisitions and net income as the performance measures to be used to determine PRU payouts for that performance period. For 2014 performance periods, the Committee may consider several performance measures, including measures that are tied to the accomplishment of specific performance objectives. In 2012 and 2013, the Compensation Committee awarded PRUs with a threshold payout of 50% of the target number and a maximum payout of 150% of the target number.

For 2013, the Committee chose to correlate PRU payouts to acquisitions and net income because it determined that there was a connection between these performance measures and stockholder value. Additionally, these performance measures could be easily quantified and calculated for the purposes of determining whether the Company had met the necessary performance requirements. The Committee assigned 75% weighting to acquisitions and 25% weighting to net income for purposes of determining PRU payouts in order to drive profitable growth and focus on appropriate expense management. Although the Committee feels that acquisitions and net income reasonably approximate the connection between executive performance and stockholder value, the Committee has the authority to make subsequent PRU awards according to different performance measures.

For the purpose of calculating net income, any acquisitions made by the Company and revenues, expenses or assets associated with such acquisitions are excluded in the fiscal year of the acquisition, but will be fully included during every year thereafter.

The Committee established the following performance measures for acquisitions (revenues of acquired companies for the preceding 12 months prior to acquisition) and net income for the PRUs awarded in fiscal 2013:

	Acquisitions	Net Income

Target – 100%	$40M	$1.4M

Stretch – 125%	$60M	$2.1M

Maximum – 150%	$80M	$2.8M

The Committee attempted to establish maximum and target performance levels that would reward the executive officers for exceptional performance. A partial PRU is earned if the Company achieved at least target performance for one of the performance factors even if the Company did not achieve target performance for the other performance factor.

For 2013, the acquisitions and net income performance measures were independently calculated and earned once the defined target for such performance measure is achieved, even if the target for the other performance measure was not achieved. The 2013 PRUs were earned by determining the actual performance measured against the performance goals for each performance measure. At the target level for both performance measures each PRU is paid at $1.00, and payments increase to $1.25 if the stretch level is achieved for both performance measures and payment increases to $1.50 if the maximum level is achieved for both performance measures. Payout factors are interpolated on a linear basis when actual performance results fall between the target, stretch and maximum levels. For 2013, PRUs were earned at 105% of target, calculated as follows: acquisitions of $40M were completed which was 100% of target and net income which was 119% of target. Weighing acquisitions at 75% and net income at 25% yielded a final payout percentage of 105% of target.

In the event of a change in control of the Company while the executive officer is employed by the Company and on or before December 31, 2015, the executive officer is entitled to receive cash payment for PRUs which is equal to the sum of:

(i)      the amount of the PRU, if any, that has been earned, based on the attainment of the applicable performance objectives set by the Committee, during such of the 2012, 2013, and 2014 performance Periods which have been completed on or prior to the date of the Change in Control; plus

(ii)     the amount of the PRU that could have been earned, based on the deemed attainment of performance targets set by the Committee and actual performance through the date of the Change in Control (as determined by the Committee) for the performance period in which such Change in Control occurs and any performance periods that had not yet commenced by the date of the Change in Control.

The amounts of PRUs so determined vest as of December 31, 2015, provided that executive officer has been continuously employed by the Company (or its successor) through such date.

Restricted Stock Awards. For the previously discussed reasons, the Committee determined that each executive officer’s long-term incentive award should consist of RSAs. The RSAs awarded in fiscal 2012 to Mr. Cavey, Ms. Carstens, Mr. Stark and Mr. Boegner vest according to a four-year schedule, with one-fourth of the RSUs vesting commencing on January 11, 2013, and the RSA’s granted to Mr. Anderson in 2013 vest according to a three-year schedule, with one-third of the RSUs vesting on February 13, 2014, contingent upon the named executive officer’s continued employment with the Company during the vesting period. Accordingly, if a named executive officer received 12,000 RSAs in fiscal 2012 and remains employed with the Company, 3,000 of those RSAs vested on January 11, 2013, another 3,000 RSAs would vest on January11, 2014, another 3,000 RSAs would vest on January 11, 2015 and then the final 3,000 RSAs would vest on January 11, 2016. All RSAs granted in fiscal 2012 and 2013 fully vest upon a change in control of the Company.

Non-qualified Stock Options. For the previously discussed reasons, the Committee determined that each executive officer’s long-term incentive award should consist of nonqualified stock options. The nonqualified stock options awarded in fiscal 2012 to Mr. Cavey, Ms. Carstens, Mr. Stark and Mr. Boegner have an option price of $4.70 (which is equal to the closing price on the New York Stock Exchange of the Company’s common stock on the grant date of January 11, 2012) and vest ratably (one-fourth each year) on January 11th of the next four calendar years following the grant date. The non-qualified stock options awarded to Mr. Anderson in 2013 have an option price of $3.55 (which is equal to the closing price of the Company’s common stock on the New York Stock Exchange on the grant date of February 13, 2013) and vest ratably (one-third each year) on February 13th of the next three calendar years following the grant date. Vesting is contingent upon the executive officer’s continued employment with the Company during the vesting period. No stock option may be exercised more than 10 years from the date of grant. All stock options granted in fiscal 2012 and 2013 fully vest upon a change in control of the Company.

401(k) Retirement Plan

The Company has adopted a Retirement and Savings 401(k) Plan (the “Plan”), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the “Code”), including the provisions of Section 401(k). In 2013, all employees of Ballantyne who were at least eighteen years old were eligible to participate in the Plan on the first of the month following thirty (30) days from the date of hire. Each participant may defer up to 100% of their compensation. The Company will match 50% of the amount deferred up to 6% of their compensation. In addition, the Company may elect, at the discretion of the Board, to contribute an additional amount. All contributions to the Plan are non-forfeitable. For 2013, no participant could contribute more than $17,000 to the Plan and receive a deduction for federal income tax purposes while certain participants age 50 or older could contribute up to $22,500. Benefits may be distributed to participants or their beneficiaries, as the case may be, in the event of a participant’s death, retirement or other termination of service, or, if the participant so requests, on reaching age 59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

Contributions to the Plan made by the Company on behalf of the named executive officers of the Company are included in the Summary Compensation Table.

Other Employee Benefits

The Company also provides its executives with certain benefits which are generally available to all employees of the Company, such as excess life and disability insurance. These benefits for the named executive officers of the Company are included in the Summary Compensation Table.

Employment Contracts

During fiscal 2013, the Company had written employment agreements with each of Mr. Cavey, Ms. Carstens, Mr. Boegner, Mr. Stark and Mr. Anderson. The material provisions of each of these agreements are discussed below.

Mr. Cavey’s agreement provides for a base salary, which is subject to annual review and adjustment based upon his performance. He is eligible for performance-based compensation in the form of an annual bonus under the Company’s Short-Term Incentive Plan and is eligible to participate in Ballantyne’s 2010 Long-Term Incentive Plan. He is eligible to participate in and/or receive other benefits provided to other employees of the Company. He was also granted 50,000 non-qualified stock options, the details of which are reflected in the Summary Compensation Table. The agreement obligates Mr. Cavey to acquire and maintain holdings of Ballantyne’s common stock equivalent to at least 75% of his base salary within three years of his hiring, which is consistent with the Company’s stock ownership requirements set forth in the Company’s Corporate Governance Principles. In the event his employment is terminated by Ballantyne without good cause or by Mr. Cavey for good reason, as these terms are defined in the agreement, then he will receive his base salary for nine months after the date his employment is terminated. In addition, Ballantyne will pay for or reimburse Mr. Cavey for the cost of health insurance during this same period. The agreement with Mr. Cavey provides that in the event of a change-in-control (as defined in the agreement) the agreement will continue in effect and any termination of the agreement will be treated as being without cause, entitling Mr. Cavey to the severance benefit discussed above. Assuming a termination date of December 31, 2013, as required by SEC rules, the approximate value of the severance benefits would have been $292,043 for Mr. Cavey. In addition, the terms of the stock options, RSAs and PRUs granted to Mr. Cavey all provide for accelerated vesting in the event of a change-in-control. Assuming that a change-in-control occurred at December 31, 2013, as required by SEC rules, the approximate value of the vesting stock options would have been zero as the exercise price to be paid by Mr. Cavey exceeded the Company’s stock price at December 31, 2013.

Ms. Carstens’ employment agreement with the Company provides for a base salary. She is eligible for performance-based compensation in the form of an annual bonus under the Company’s Short-Term Incentive Plan and is eligible to participate in the 2010 Long-Term Incentive Plan. She received relocation reimbursement and six-months of temporary living expense reimbursement and a stock option grant of 2,200 non-qualified stock options, the details of which are reflected in the Summary Compensation Table. The agreement requires Ms. Carstens to acquire and maintain holdings of Ballantyne’s Common Stock equivalent to 50% of her base salary within three years of her hiring, which is consistent with the Company’s stock ownership requirements set forth in the Company’s Corporate Governance Principles. In the event that her employment is terminated by Ballantyne without good cause or by Ms. Carstens with good reason, as these terms are defined in the agreement, then she will receive her base salary for a period of six (6) months after the date her employment is terminated. In addition, Ballantyne will pay for or reimburse Ms. Carstens for the cost of health insurance during this same period. She is eligible to participate in and/or receive other benefits provided to other employees of the Company. The agreement with Ms. Carstens provides that in the event of a change-in-control (as defined in the agreement) the agreement will continue in effect and any termination of the agreement will be treated as being without cause, entitling Ms. Carstens to the severance benefits discussed above. Assuming a termination date of December 31, 2013, as required by SEC rules, the approximate value of the severance benefits would have been $125,804 for Ms. Carstens. In addition, the terms of the stock options, RSAs and PRUs granted to Ms. Carstens all provide for accelerated vesting in the event of a change-in-control. Assuming that a change-in-control occurred at December 31, 2013, as required by SEC rules, the approximate value of the vesting stock options would have been zero as the exercise price to be paid by Ms. Carstens exceeded the Company’s stock price at December 31, 2013.

Mr. Boegner’s employment agreement with the Company provides for a base salary. He is eligible for performance-based compensation in the form of an annual bonus under the Company’s Short-Term Incentive Plan and is eligible to participate in the 2010 Long-Term Incentive Plan. The agreement requires Mr. Boegner to acquire and maintain holdings of Ballantyne’s Common Stock in accordance with the Company’s stock ownership and retention policies as set forth in the Company’s Corporate Governance Principles. In the event that his employment is terminated by Ballantyne without good cause or by Mr. Boegner for good reason, as these terms are defined in the agreement, then he will receive his base salary for period equal to three (3) weeks for each year that he has been employed by the Company. In addition, Ballantyne will pay for or reimburse Mr. Boegner for the cost of health insurance during this same period. He is eligible to participate in and/or receive other benefits provided to other employees of the Company including an automobile allowance. Assuming a termination date of December 31, 2013, as required by SEC rules, the approximate value of the severance benefits would have been $365,525 for Mr. Boegner. In addition, the terms of the stock options, RSAs and PRUs granted to Mr. Boegner all provide for accelerated vesting in the event of a change-in-control. Assuming that a change-in-control occurred at December 31, 2013, as required by SEC rules, the approximate value of the vesting stock options would have been zero as the exercise price to be paid by Mr. Boegner exceeded the Company’s stock price at December 31, 2013.

Mr. Stark’s employment agreement with the Company provides for a base salary. He is eligible for performance-based compensation in the form of an annual bonus under the Company’s Short-Term Incentive Plan and is eligible to participate in the 2010 Long-Term Incentive Plan. The agreement requires Mr. Stark to acquire and maintain holdings of Ballantyne’s Common Stock in accordance with the Company’s stock ownership requirements set forth in the Company’s Corporate Governance Principles. In the event that his employment is terminated by Ballantyne without good cause or by Mr. Stark with good reason, as these terms are defined in the agreement, then he will receive his base salary for a period of six (6) months after the date his employment is terminated. In addition, Ballantyne will pay for or reimburse Mr. Stark for the cost of health insurance during this same period. He is eligible to participate in and/or receive other benefits provided to other employees of the Company. The agreement with Mr. Stark provides that in the event of a change-in-control (as defined in the agreement) the agreement will continue in effect and any termination of the agreement will be treated as being without cause, entitling Mr. Stark to the severance benefits discussed above. Assuming a termination date of December 31, 2013, as required by SEC rules, the approximate value of the severance benefits would have been $117,909 for Mr. Stark. In addition, the terms of the stock options, RSAs and PRUs granted to Mr. Stark all provide for accelerated vesting in the event of a change-in-control. Assuming that a change-in-control occurred at December 31, 2013, as required by SEC rules, the approximate value of the vesting stock options would have been zero as the exercise price to be paid by Mr. Stark exceeded the Company’s stock price at December 31, 2013.

Mr. Anderson’s employment agreement with the Company provides for a base salary. He is eligible for performance-based compensation in the form of an annual bonus under the Company’s Short-Term Incentive Plan and is eligible to participate in the 2010 Long-Term Incentive Plan. The agreement requires Mr. Anderson to acquire and maintain holdings of Ballantyne’s Common Stock in accordance with the Company’s stock ownership requirements set forth in the Company’s Corporate Governance Principles. In the event that his employment is terminated by Ballantyne without good cause or by Mr. Anderson with good reason, as these terms are defined in the agreement, then he will receive his base salary for a period of six (6) months after the date his employment is terminated. In addition, Ballantyne will pay for or reimburse Mr. Anderson for the cost of health insurance during this same period. He is eligible to participate in and/or receive other benefits provided to other employees of the Company. The agreement with Mr. Anderson provides that in the event of a change-in-control (as defined in the agreement) the agreement will continue in effect and any termination of the agreement will be treated as being without cause, entitling Mr. Anderson to the severance benefits discussed above. Assuming a termination date of December 31, 2013, as required by SEC rules, the approximate value of the severance benefits would have been $94,064 for Mr. Anderson. In addition, the terms of the stock options, RSAs and PRUs granted to Mr. Anderson all provide for accelerated vesting in the event of a change-in-control. Assuming that a change-in-control occurred at December 31, 2013, as required by SEC rules, the approximate value of the vesting stock options would be $24,300.

Compensation Risk Assessment

The Company has evaluated its compensation policies and practices as they relate to risk management and risk taking incentives. Based upon this evaluation we have concluded that the risks arising from the Company’s relatively modest and uncomplicated compensation structure are not reasonably likely to have a material adverse effect on the business.

Compensation Committee Interlocks and Insider Participation

During 2013 there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities and Exchange Act of 1934.

Compensation Committee Report

The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Marc E. LeBaron, Chair

William F. Welsh, II

Mark D. Hasebroock

Samuel C. Freitag

Executive Compensation

The following table sets forth information regarding all forms of compensation earned by the Company’s Named Executive Officers during the last three fiscal years. Each Named Executive Officer was employed by the Company during all of fiscal 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock award(s) ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Comp. ($)(4)	Change in Pension Value & Nonqualified Def. Comp. Earnings ($)	All Other Compensation ($)(19)	Total ($)
Gary L. Cavey	2013	340,000	—	36,800(6)	—	225,729	—	11,083	613,612
President and Chief	2012	340,000	—	94,000(7)	136,676	225,495	—	12,385	808,556
Executive Officer	2011	300,000	—	57,751(8)	—	57,749	—	8,064	423,564
Mary A. Carstens(2)	2013	207,000	—	28,800(9)	—	110,901	—	8,532	355,233
Senior Vice President,	2012	207,000	—	56,400(10)	83,679	119,601	—	6,771	473,451
Treasurer and Chief Financial Officer	2011	80,000	—	26,951(11)	4,409(3)	26,949	—	12,232	150,541
Christopher D. Stark	2013	202,550	—	28,800(12)	—	109,380	—	15,213	355,943
Senior Vice President and	2012	202,550	—	56,400(13)	83,679	118,044	—	19,606	480,279
Chief Operating Officer	2011	195,700	—	26,053(14)	—	26,049	—	15,452	263,254
Ray F. Boegner	2013	213,210	—	28,800(15)	—	113,024	—	38,337	393,371
Senior Vice President	2012	213,210	—	56,400(16)	83,679	116,178	—	39,075	508,542
	2011	206,000	—	27,756(17)	—	27,761	—	14,273	275,790
David G. Anderson (1)	2013	160,000	—	28,800(18)	41,513	94,838	—	6,650	331,801
Senior Vice President, General Counsel and Secretary

________________________

(1)	Mr. Anderson was hired in November of 2012 and his total compensation for that fiscal year did not exceed $100,000.

(2)	Ms. Carstens was hired by the Company in July 2011.

(3)	The option award of non-qualified stock options was made outside of the Company’s existing stock compensation plans pursuant to applicable regulations allowing for such an arrangement.

(4)	These amounts represent annual cash incentive awards received under the Company’s Short-Term Incentive Plan and performance units granted under our 2010 Long-Term Incentive Plan.

(5)

The amounts in this column represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board ASC Topic 718. For additional information relating to the assumptions made in valuing and expensing these awards for 2010 refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

(6)	Consists of the grant date fair value of the March 15, 2013 grant of 9,200 in shares of restricted stock in accordance with the 2005 Restricted Stock Plan which vests over a three (3) year period.

(7)	Consists of the fair value for the January 11, 2012 grant of 20,000 shares of restricted stock in accordance with the 2010 Long-Term Incentive Plan which vests over a four (4) year period.

(8)	Consists of the grant date fair value of 11,762 shares of restricted stock granted during 2012 achieving 2011 performance targets under the Short-Term Incentive Plan.

(9)	Consists of the grant date fair value for the March 15, 2013 grant of 7,200 shares of restricted stock in accordance with the 2005 Restricted Stock Plan which vests over a three (3) year period.

(10)	Consists of the fair value for the January 11, 2012 grant of 12,000 shares of restricted stock in accordance with the 2010 Long-Term Incentive Plan which vests over a four (4) year period.

(11)	Consists of the grant date fair value of 5,489 shares of restricted stock granted during 2012 for achieving 2011 performance targets under the Short-Term Incentive Plan.

(12)	Consists of the grant date fair value for the March 15, 2013 grant of 7,200 shares of restricted stock in accordance with the 2005 Restricted Stock Plan which vests over a three (3) year period.

(13)	Consists of the fair value for the January 11, 2012 grant of 12,000 shares of restricted stock in accordance with the 2010 Long-Term Incentive Plan which vests over a four (4) year period.

(14)	Consists of the grant date fair value of 5,306 shares of restricted stock granted during 2012 for achieving 2011 performance targets under the Short-Term Incentive Plan.

(15)	Consists of the grant date fair value for the March 15, 2013 grant of 7,200 shares of restricted stock in accordance with the 2005 Restricted Stock Plan which vests over a three (3) year period.

(16)	Consists of the fair value for the January 11, 2012 grant of 12,000 shares of restricted stock in accordance with the 2010 Long-Term Incentive Plan which vests over a four (4) year period.

(17)	Consists of the grant date fair value of 5,653 shares of restricted stock granted during 2012 for achieving 2011 performance targets under the Short-Term Incentive Plan.

(18)

Consists of the fair value for the February 13, 2013 grant of 9,000 of restricted stock in accordance with the 2010 Long-Term Incentive Plan which vests over a three (3) year period and the fair value for the March 15, 2013 grant of 7,200 shares of restricted stock in accordance with the 2005 Restricted Stock Plan which vests over a three (3) year period.

(19)

The Company provides its executives with certain employee benefits. These benefits include excess life and disability insurance, certain auto expenses, moving and temporary allowance reimbursements and contributions made by the Company under the Ballantyne Retirement and Savings Plan described herein and are identified and quantified for 2013 below:

	Mr. Cavey	Ms. Carstens	Mr. Boegner	Mr. Stark	Mr. Anderson
Auto Expenses	—	—	11,538	—	—
Accrued Vacation Pay-out	—	—	16,401	7,790	—
Employer match on Retirement and Savings Plan	7,519	6,210	6,834	6,180	4,431
Excess life and disability insurance	3,564	2,322	3,564	1,241	2,219
Total All Other Compensation	$11,083	$8,532	$38,337	$15,213	$6,650

The following table sets forth information concerning each grant of an award made to the Company’s Named Executive Officers during the last completed fiscal year.

Grants of Plan-Based Awards for Fiscal 2013

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(3)(4)	(#)	($/share)	($)(5)
Gary L. Cavey	2/20/2013 (1)	156,400	170,000	242,250	-	-	-	-	-	-	-
	1/11/2012 (2)	60,667	60,667	91,001	-	-	-	-	-	-	-
	3/15/2013 (4)	-	-	-	-	-	-	9,200	-	-	36,800
Mary A. Carstens	2/20/2013 (1)	66,654	72,450	103,241	-	-	-	-	-	-	-
	1/11/2012 (2)	38,333	38,333	57,501	-	-	-	-	-	-	-
	3/15/2013 (4)	-	-	-	-	-	-	7,200	-	-	28,800
Christopher D. Stark	2/20/13 (1)	65,221	70,893	101,022	-	-	-	-	-	-	-
	1/11/2012 (2)	38,333	38,333	57,501	-	-	-	-	-	-	-
	3/15/2013 (4)	-	-	-	-	-	-	7,200	-	-	28,800
Ray F. Boegner	2/20/2013 (1)	68,654	74,624	106,338	-	-	-	-	-	-	-
	1/11/2012 (2)	38,333	38,333	57,501	-	-	-	-	-	-	-
	3/15/2013 (4)	-	-	-	-	-	-	7,200	-	-	28,800
David G. Anderson	2/20/2013 (1)	51,520	56,000	79,800	-	-	-	-	-	-	-
	2/13/2013 (3)	-	-	-	-	-	-	9,000	22,500	3.55	73,263
	2/13/2013 (2)	38,333	38,333	57,501	-	-	-	-	-	-	-
	3/15/2013 (4)	-	-	-	-	-	-	7,200	-	-	28,800

(1)

Represent the dollar amount of the estimated future payout upon satisfaction of certain conditions under the Short-Term Incentive Plan granted during fiscal 2013. The Compensation Committee approved the 2013 incentive plan awards for the named executive officers on January 29, 2014. Such amounts were paid during the first quarter of 2014. See the 2013 Summary Compensation Table for those amounts.

(2)

On January 11, 2012 and February 13, 2013, 527,000 performance units in the aggregate, were granted under our 2010 Long-Term Incentive Plan to our named executive officers. The performance period of the grants shall start on January 1 and end on December 31 of the 2012, 2013, and 2014 fiscal years. Each performance unit represents the right to receive from 0% to 150% of the target number of units valued at $1.00 per unit. The number of units earned in 2013 is based on achieving Acquisition Revenue and Net Income targets as established by the Compensation Committee.

(3)

On February 13, 2013, the Compensation Committee granted 9,000 shares of restricted stock under our 2010 Long-Term Incentive Plan to Mr. Anderson which vests upon his continued service with the Company. One-third (1/3) of the restricted stock will vest on February 13, 2014 thru 2016 provided Mr. Anderson has been continuously employed by the Company.

(4)

On March 15, 2013, the Compensation Committee granted 38,000 shares of restricted stock under our 2005 Restricted Stock Plan to our executive officers which vests upon Grantee’s continuous service with the Company. One-third (1/3) of the restricted stock will vest on March 15, 2014 thru 2016 provided the Grantee has been continuously employed by the Company.

(5)

The amounts in this column represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board ASC Topic 718 during the applicable fiscal year. For additional information relating to the assumptions made in valuing and expensing these awards refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

The following table sets forth information concerning outstanding equity awards for each of the Company’s Named Executive Officers as of the end of the last completed fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units Of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary L. Cavey	50,000	-	-	$8.32	11/1/2020	-	-	-	-
Gary L. Cavey	12,250	-	36,750	$4.70	1/11/2022	-	-	24,200	107,300
Mary C. Carstens	2,200	-	-	$4.07	7/25/2021	-	-	-	-
Mary C. Carstens	7,500	-	22,500	$4.70	1/11/2022	-	-	16,200	71,100
Christopher D. Stark	7,500	-	22,500	$4.70	1/11/2022	-	-	16,200	71,100
Ray F. Boegner	7,500	-	22,500	$4.70	1/11/2022	-	-	16,200	71,100
David G. Anderson	-	-	22,500	$3.55	2/13/2023	-	-	16,200	60,750

The following table sets forth information concerning exercised options and vesting of stock awards for each of the Company’s Named Executive Officers as of the end of the last completed fiscal year.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
Gary L. Cavey	-	-	5,000	16,550
Mary A. Carstens	-	-	3,000	9,930
Christopher D. Stark	-	-	3,000	9,930
Ray F. Boegner	-	-	3,000	9,930
David G. Anderson	-	-	-	-

(1)     Difference between the exercise price and the market price on the date of vesting or exercise.

Director Compensation

The following table sets forth the compensation paid to the Company’s directors in fiscal 2013. Mr. Cavey serves as a director however he receives no separate compensation for this service and his compensation is reflected within the various other tables in the Compensation Discussion and Analysis portion of this Proxy Statement.

	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Comp. Earn. ($)	All Other Comp. ($)	Total ($)
William F. Welsh, II (1)	40,750	29,750	—	—	—	—	70,500
Marc E. LeBaron (1)	38,000	29,750	—	—	—	—	67,750
Mark D. Hasebroock (1)	33,750	29,750	—	—	—	—	63,500
Samuel C. Freitag (1)	34,000	29,750	—	—	—	—	63,750
Donde Plowman (1)	32,000	29,750	—	—	—	—	61,750
James C. Shay (1)	41,500	29,750	—	—	—	—	71,250

________________________

(1)

In 2013, Messrs. Welsh, LeBaron, Hasebroock, Freitag, Shay and Dr. Plowman received (a) an annual retainer of $25,000; (b) $1,500 for each Board meeting attended; (c) $500 for each Board meeting held via teleconferencing; (d) $10,000 for acting as Chairman of the Board of Directors and Audit Committee; and (e) $5,000 for acting as Chairman of the Compensation Committee. Although not included in the above table, the directors are reimbursed for their out-of-pocket expenses of attending Board meetings.

(2)

In May 2013, Messrs. Hasebroock, LeBaron-Employee Directors’ Restricted Stock Plan. The restricted stock vests on the day preceding the 2014 Annual Meeting of Stockholders. The amounts shown in this column include the fair value of the annual restricted stock award on the date of grant which was $4.76. For additional information relating to the assumptions made in valuing and expensing these awards for 2013 refer to the Company’s Annual Report on Form 10, Welsh, Freitag, Shay and Dr. Plowman were each granted 6,250 shares of restricted stock under the 2008 Non-K for the year ended December 31, 2013, as filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee is comprised of James C. Shay (Chair), Marc E. LeBaron, Mark D. Hasebroock, Samuel C. Freitag and Donde Plowman, each of whom is an independent director of the Company under the rules adopted by Securities and Exchange Commission and the NYSE MKT.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP acts as the Company’s independent registered public accounting firm and they are responsible for conducting an independent audit of the Company’s annual financial statements in accordance with the standards of the PCAOB and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013 with management of the Company and with representatives of KPMG. The discussions with KPMG also included the matters required by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee reviewed the independence of KPMG. The Audit Committee discussed KPMG’s independence with them and has received written disclosures and a letter from KPMG regarding their independence as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon its review and the discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The foregoing report is submitted by the Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations there under.

James C. Shay (Chair)

Marc E. LeBaron

Mark D. Hasebroock

Samuel C. Freitag

Donde Plowman

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

At the 2012 Annual Meeting, the stockholders’ approved, by advisory vote, annual frequency for future advisory votes on executive compensation (“say-on-pay vote”). This advisory vote was accepted by the Board of Directors.

The annual advisory say-on-pay vote on executive compensation is a non-binding vote on the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules promulgated by the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure. The advisory say-on-pay vote is not a vote on the Company’s general compensation policies, compensation of the Board, or the Company’s compensation policies as they relate to risk management.

The Compensation Committee believes the Company’s executive compensation program reflects a strong philosophy that rewards performance and is closely aligned with stockholders’ long-term interests. The Compensation Discussion and Analysis section of this Proxy Statement provides a more detailed discussion of the Company’s executive compensation policies and practices.

Non-Binding Advisory Resolution

We are asking our stockholders to indicate their support for the Company’s executive compensation program as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related materials disclosed in this Proxy Statement is hereby APPROVED.”

This advisory say-on-pay vote on executive compensation is not binding on the Board. However, the Board values the opinion of our stockholders and will take into account the result of the vote when making future decisions regarding executive compensation.

Required Vote

If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this resolution.

Our Board recommends a vote FOR adoption of the advisory resolution approving the compensation of the Company’s Named Executive Officers.

PROPOSAL THREE

APPROVAL OF THE 2014 BALLANTYNE STRONG, INC.
2014 NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN

At the meeting, we will present a proposal to adopt the 2014 Non-employee Directors Restricted Stock Plan (the “2014 Directors Plan”). This plan is intended to replace the Directors Plan which expired in 2013.

The 2014 Directors Plan is intended to assist us in attracting and retaining qualified members of our Board of Directors. The 2014 Directors Plan provides for equity ownership opportunities for members of our Board of Directors who do not serve as employees of Ballantyne (“non-employee directors”) in order to encourage and enable them to participate in our future prosperity and growth and to match the interests of the non-employee directors with those of our stockholders. These objectives will be promoted through the granting of equity-based awards. The awards that may be granted under the 2014 Directors Plan are grants of restricted shares. The Company believes this approach, which was used in the plan which expired in 2013, has been successful. The Company Compensation Committee, in consultation with Compensation Strategies, Inc., its independent compensation consultant, determined that 200,000 shares of Company common stock will be sufficient for market-based awards to the non-employee directors over the three (3) year term of the proposed 2014 Director’s Plan.

The primary aspects of the proposed 2014 Directors Plan are as follows, and are subject to the terms of the proposed 2014 Directors Plan, which is set forth in Appendix A to this Proxy Statement:

Plan Term

Effective on approval by our stockholders. If our stockholders approve the 2014 Directors Plan at the 2014 Annual Meeting to be held on May 14, 2014, such plan will terminate on May 14, 2017 unless terminated earlier by the Board of Directors or extended by the Board with the approval of the stockholders. However, the term and exercise of awards granted before then may extend beyond that date.

Eligibility	Non-employee directors of Ballantyne. Assuming re-election of all directors at the 2014 Annual Meeting, there will be six (6) non-employee directors.

Shares Authorized

200,000, subject to adjustments as described below, which may be newly issued shares or treasury shares. In the event any award is forfeited, cancelled, terminated, exchanged or surrendered, or settled in cash or otherwise terminated or settled without a distribution of shares to the participating director, then such shares, to the extent of the forfeiture, cancellation, termination, exchange, surrender or other settlement, shall be available under for future issuance.

Plan Administrator	Our Compensation Committee will administer the 2014 Directors Plan.

Restricted Shares

Restricted shares may be granted to a non-employee director on the terms and conditions and as the Compensation Committee may prescribe from time to time. All restricted shares will be subject to a restriction period, during which the non-employee director is not permitted to sell, transfer, pledge, assign or otherwise encumber the restricted shares.

Other Information

Adjustments.  In the event of a change in the capital structure of our shares (such as a stock dividend, stock split, reverse stock split, share combination, or recapitalization) the Compensation Committee will make adjustments as it deems appropriate and equitable, including adjustments to the aggregate number of shares reserved for issuance under the 2014 Directors Plan and the number of shares subject to outstanding restricted share awards.

Amendments.  The Board has broad authority to amend the 2014 Directors Plan, except that, other than as described above under “Adjustments,” no such amendment (i) may impair the rights of the holder of a then-outstanding award without such holder’s consent, unless such amendment is required to comply with applicable law or stock exchange or accounting rules; (ii) unless approved by stockholders, may increase the maximum aggregate number of shares available under the 2014 Directors Plan or (iii) may be effected without stockholder approval otherwise required under applicable law, regulation or stock exchange rule.

Federal Income Tax Consequences.  The grant of restricted shares will not result in income for the non-employee director or in a deduction for Ballantyne during the restricted period. On the lapse of such restrictions, the non-employee director will recognize ordinary income and Ballantyne will recognize a deduction measured by the fair market value of the common shares when the restrictions lapse.

Non-employee directors are compensated for their services as directors. For a description of such compensation, see “Director Compensation” of page [#] of this proxy statement.

We have not approved any awards that are conditioned upon stockholder approval of the 2014 Directors Plan proposal.

Vote Required for Approval and Board of Directors Recommendation

The proposal to approve the 2014 Non-Directors Restricted Stock Plan requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be considered votes cast for or against the approval of the proposal.

PROPOSAL FOUR

APPROVAL OF 2010 LONG-TERM INCENTIVE PLAN AMENDMENT AND SECTION 162(m) MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION

General Information

Stockholders approved the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan (the "2010 Plan") at the 2010 Annual Meeting. The Board of Directors adopted this plan in order to recruit, motivate and retain a high caliber management team and to advance the long-term success of the Company by rewarding executive officers and key employees for the achievement of certain performance goals designed to increase stockholder value over a multi-year period. The 2010 Plan had an initial authorization of 600,000 shares. Stockholders are being asked to consider and vote upon a proposal to approve (1) an amendment to the 2010 Plan to add 1,000,000 shares of Company common stock to the total number of shares of common stock currently available for issuance under the 2010 Plan, and (2) the materials terms for payment of performance-based compensation under the 2010 Plan as required by Section 162(m) of the Internal Revenue Code ("Code"). The Board of Directors recommends the stockholders approve this proposal.

Long-term incentives are a critical component of the Company's compensation philosophy, as discussed more fully under "Compensation Discussion and Analysis" found earlier in this Proxy Statement. The Compensation Committee (the “Committee”) believes that the performance-based compensation authorized under the 2010 Plan closely aligns the interests of the Company's executive officers and key employees with those of its stockholders. The 2010 Plan provides the Committee with multiple stock compensation vehicles to reward the achievement of long-term strategic objectives. Further, the Plan provides flexibility for the Committee to tie awards or shares earned to established performance goals that are expected to increase stockholder value of the Company over the long-term.

Since the 2010 Plan was approved, the Company has granted 226,500 shares of restricted stock and stock options to its employees, leaving 373,500 shares available for issuance under the 2010 Plan prior to the proposed amendment. The 1,000,000 additional shares represent approximately 7% of our outstanding shares as of March 17, 2014. The 226,500 shares used under the 2010 Plan since 2010 represent a total usage rate (or annual burn rate) of less than 1% (calculated as shares underlying awards granted as a percentage of shares outstanding). These results demonstrate that the Committee is committed to using dilutive stock compensation in a very judicious manner and is committed to achieving a balance between dilution and providing the necessary incentives to executive officers and key employees to create long-term stockholder value.

When adopted in 2010 the Company expected that the initial authorization of 600,000 shares under the 2010 Plan would last three to five years. As of the date of the Annual Meeting, the initial authorization will have lasted in excess of four years. It is anticipated that the additional shares provided by the proposed amendment would last an additional three to five years. The Committee, in consultation with Compensation Strategies, Inc., its independent Compensation Consultant, determined the additional 1,000,000 shares of Company common stock will be sufficient for market-based awards to be granted by the Committee over the next three to five years.

The Company is seeking approval of the amendment to the 2010 Plan to comply with NYSE stockholder approval requirements applicable to equity plans that are incorporated into the 2010 Plan. The Company is also seeking approval of the material terms of the Section 162(m) performance-based compensation terms in the 2010 Plan to enable the Company to deduct compensation attributable to certain performance-based awards for federal income tax purposes if the requirements of Section 162(m) of the Code in addition to stockholder approval are satisfied. Section 162(m) requires stockholder approval of the material performance-based compensation terms no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved those terms. Stockholders last approved the Section 162(m) performance-based compensation terms under the 2010 Plan at our 2010 annual meeting of stockholders when they initially approved the 2010 Plan.

Stockholder approval of this proposal is intended to permit certain awards made to the Company’s executive officers under the 2010 Plan to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code and the rules and regulations issued under that Section, and to enable the Company to deduct such compensation for federal income tax purposes if the requirements of Section 162(m) in addition to stockholder approval are satisfied. Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that the compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. Moreover, our Board or Compensation Committee may elect to grant performance-based awards that are not intended to satisfy all of the conditions necessary for awards granted under the Plan to qualify as performance-based compensation under Section 162(m), even if all or less than all of the compensation resulting from the exercise, vesting or settlement of such awards is non-deductible.

Stockholder approval of this Proposal 4 will constitute approval of the Section 162(m) performance-based compensation terms described below, including specifically (1) the persons eligible to receive performance-based compensation under the 2010 Plan, (2) the maximum amount of performance-based compensation that may be paid under the Plan during a specified period to any eligible person, and (3) the performance criteria that may be used under the Plan to establish performance goals as a condition to the payment of the performance-based awards.

●	Eligible Class

All employees, including executive officers, of the Company are eligible to receive awards under the Plan. As of March 17, 2014, the five (5) named executive officers were eligible to participate in the 2010 Plan and additional employees may be eligible for awards as determined by the Committee.

●	Performance Criteria

The performance criteria that may be used with respect to performance awards granted under the Plan are limited to specified levels of or increases or decreases in the Company's or affiliate's:

o	return on equity;

o

earnings measures/ratios (including but not limited to, operating income or profit, net earnings, earnings per share, total earnings, earnings growth and earnings before interest, taxes, depreciation and/or amortization);

o	return measures (including but not limited to, return on equity, total return to shareholders, financial return ratios, return on capital, return on assets sales and return on investment);

o	sales growth;

o	gross margin;

o	increase in the fair market value of the Company's common stock;

o	share price (including but not limited to, growth measures and total stockholder return);

o	cash flow measures (including, but not limited to, operating cash flow and free cash flow and cash flow return on investment (which equals net cash flow divided by total capital);

o	inventory turns;

o	market share;

o	economic or incremental value added and economic profit;

o	balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets;

o	working capital measurements (such as average working capital divided by sales); and

o	customer or dealer satisfaction surveys and productivity.

These performance criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any performance goal may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority). Prior to the payment of any compensation based on the achievement of performance goals, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

●	Maximum Number of Shares Granted in Single Taxable Year; Maximum Annual Earnings on Cash Awards

No participant may be granted (i) options or SARs during any year of more than 100,000 shares, or (ii) restricted stock or restricted stock units during any year of more than 60,000 shares, or (iii) performance awards in any rolling performance period denominated in shares with respect to more than 60,000 shares. (These maximum limitations are automatically adjusted in the event of certain corporate transaction such as a stock split or stock dividend with respect to our stock.) The maximum dollar value that may be earned by any participant in any 12-month period with respect to performance awards that are denominated in cash is $500,000.

If approved by stockholders at the Annual Meeting, the increase in shares authorized under the 2010 Plan will become available for grant on the date of the Annual Meeting and will be used for future grants to executive officers and key employees. The approval of the material terms for payment of performance-based compensation for purposes of Section 162(m) of the Code will be effective at the time of stockholder approval.

Summary of 2010 Plan

The following is a summary of the terms of the 2010 Plan as proposed to be amended. This summary is not a complete description of all provisions of the 2010 Plan as proposed to be amended, and is subject to the actual terms of the 2010 Plan as proposed to be amended. A copy of the 2010 Plan in the form reflecting the proposed amendment is attached hereto as Appendix B to this Proxy Statement.

Administration.    The 2010 Plan is administered by the Committee. The 2010 Plan provides the Committee with the flexibility to design compensatory awards that are responsive to the Company's needs. Subject to the terms of the 2010 Plan, the Committee has the discretion to determine the terms of each award, including which award, if any, may be subject to vesting upon a "change in control" of the Company, as such term is defined in the 2010 Plan. In general, all awards under the 2010 Plan to Company executive officers and other key employees will be made by the Committee. However, the Committee may delegate to one or more officers of the Company the day-to-day administration of the 2010 Plan.

Awards and Eligibility.    Awards under the 2010 Plan may be in the form of stock options; stock appreciation rights, restricted shares, restricted units, performance shares or performance units. The Company expects that executive officers and key employees may receive awards from time to time under the 2010 Plan. The benefits or awards that may be received by or allocated to participants will be determined at the discretion of the Committee based on goals that the Board of Directors believes will significantly enhance stockholder value if achieved. As of March 17, 2014, the five (5) named executive officers were eligible to participate in the 2010 Plan. Additional employees may be eligible for awards as determined by the Committee.

Shares Available for Issuance.    The maximum number of shares as to which stock awards may be granted under the 2010 Plan, assuming the proposed amendment is approved by stockholders, is 1,600,000 shares. This share amount is subject to adjustments by the Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, acquisitions and other similar transactions or events. Shares of common stock issued under the 2010 Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. Shares returned to the Company upon exercise of an option or retained by the Company for tax withholding are not considered issued under the 2010 Plan and are available for future issuance under the 2010 Plan.

 Expired, Forfeited or Unexercised Awards.    If any award granted under the 2010 Plan expires, is forfeited, or becomes unexercisable without having been exercised or paid in full, the shares subject thereto will be available for future awards under the 2010 Plan. An award of performance shares will be treated as not having been paid in full whenever less than the target number of performance shares is issued in satisfaction of such award and the difference will be added to the number of shares available for future awards under the 2010 Plan.

Limitations on Awards.      The 2010 Plan limited the total number of shares issued upon the exercise of Incentive Stock Options to 600,000 shares. No participant may be granted (i) options or SARs during any year of more than 100,000 shares, or (ii) restricted stock or restricted stock units during any year of more than 60,000 shares, or (iii) performance awards in any rolling performance period denominated in shares with respect to more than 60,000 shares. The maximum dollar value that may be earned by any participant in any 12-month period with respect to performance awards that are denominated in cash is $500,000. If an award is cancelled, the cancelled award continues to be counted toward the applicable limitation.

Transferability of Awards.    Except as provided below, no award under the 2010 Plan may be transferred by a participant other than upon death by will or the laws of descent and distribution or designation of a beneficiary in a form acceptable to the Committee. Stock options may be exercised during the participant's lifetime only by the participant or, in the event of the participant's legal incapacity, the guardian or legal representative acting on behalf of the participant. Any award made under the 2010 Plan may be transferred as necessary to fulfill any domestic relations order as defined in Code Section 414(p)(1)(B).

 Termination.    The 2010 Plan will terminate on May 19, 2020 and no award will be granted under the 2010 Plan after that date. However, awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the 2010 Plan's terms and conditions.

Plan Amendment.    The 2010 Plan may be amended by the Board of Directors, from time to time. No material amendment of the 2010 Plan shall be made without stockholder approval if such stockholder approval is required by law, regulation or stock exchange rules.

Types of Awards Allowed Under the 2010 Plan

Options.    Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options. The option may specify that the option price is payable in cash, or in the sole discretion of the Committee either by: (i) the transfer to the Company of unrestricted stock, (ii) a cashless exercise through a "same-day sale" commitment, (iii) any combination of (i) and (ii), or (iv) any other method approved or accepted by the Committee. No stock option may be exercised more than ten (10) years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any affiliate that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event. The 2010 Plan prohibits option repricing as well as exchange of underwater options for cash or other awards without stockholder approval. Options granted under the 2010 Plan may either be ISOs or nonqualified stock options which are not intended to qualify as ISOs, or “NQSOs.”

Stock Appreciation Rights.    Stock appreciation rights represent the right to receive an amount determined by the Committee and expressed as a percentage not exceeding 100% of the difference between the grant price of the stock appreciation right which shall be not less than 100% of the fair market value of one share of stock on the date of the grant of the stock appreciation right and the fair market value of the Company's common stock on the date the rights are exercised. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company in cash, in shares of the Company's common stock, or any combination of the foregoing. The Committee may grant "tandem" stock appreciation rights in connection with an option or "free-standing" stock appreciation rights when unrelated to an option. No stock appreciation right may be exercised more than ten years from the grant date.

Restricted Shares.    An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The transfer may be made without additional consideration from the participant. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. Restricted shares must be subject to a "substantial risk of forfeiture" within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date, and any grant may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or similar event.

Restricted Stock Units.    An award of restricted stock units granted under the 2010 Plan represents the right to receive a specific number of units at the end of the specified period. Each recipient of restricted stock units shall have no rights as a stockholder with respect to the participant's restricted stock units. Payments under a restricted stock unit award shall be made in either cash, shares of stock or some combination thereof, as specified in the applicable award agreement.

 Performance Shares and Units.    An award of performance shares and/or units entitles a participant to receive performance shares or performance units of the Company based upon the degree of achievement of pre-established performance goals over the performance period. Each grant will specify one or more performance goals to be met within the performance period, which may be subject to earlier termination in the event of a change of control or a similar event. If by the end of the performance period the participant has achieved the specified performance goals, the participant will be deemed to have fully earned the performance shares and/or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares and/or performance units in accordance with a predetermined formula. To the extent earned, the performance shares and/or performance units will be paid to the participant at the time and in the manner specified in the grant or determined by the Committee in either cash, shares of the Company's common stock or some combination thereof.

Performance Goals

The 2010 Plan provides that grants of performance shares may be made based upon "performance goals." Performance goals applicable to awards are set forth in the 2010 Plan and described above. Prior to the payment of any compensation based on the achievement of performance goals, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

Section 162(m) Exemption

Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is "qualified performance-based compensation." Stock options are an example of performance-based compensation. Other types of awards, such as restricted stock, and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met. Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that the compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2010 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal "alternative minimum tax," the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

A participant generally will not recognize income upon the grant of performance shares. Upon payment, with respect to performance shares, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

Plan Benefits

Future benefits under the 2010 Plan are not currently determinable. Moreover, the benefits to any director, officer, employee or consultant from future equity awards will not increase by reason of approval of this proposal. Whether future awards will be made will depend on Committee action and the value of any future equity awards will ultimately depend on the future price of the Company's common stock, among other factors, and will be subject to such vesting conditions as the Committee determines from time to time.

The following persons and groups have received grants of stock options to purchase the following number of shares under the 2010 Plan since its inception through March 17, 2014: (a) the Named Executive Officers: Gary L. Cavey—options to purchase 49,000 shares; Mary C. Carstens—options to purchase 30,000 shares; Christopher D. Stark—options to purchase 30,000 shares, Ray Boegner—options to purchase 30,000 shares; and David G. Anderson—options to purchase 22,500 shares; and (b) all current executive officers as a group ( 5 persons)—options to purchase 161,500 shares. The amounts shown include shares subject to options that may have been forfeited in whole or in part.

Equity Compensation Plan Information

The following table sets forth information regarding our Stock Option, Restricted Stock and Stock Purchase Plan Agreements as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	161,500	4.54	373,500	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	161,500	4.54	373,500	(1)

(1)	Includes 373,500 securities for the 2010 Long-Term Incentive Plan.

Vote Required for Approval and Board of Directors Recommendation

The proposal to approve (1) the amendment to the 2010 Plan to increase the total number of shares of common stock issuable under the 2010 Plan by 1,000,000 shares and (2) the materials terms for payment of performance-based compensation under the 2010 Plan as required by Section 162(m) of the Code requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be considered votes cast for or against the approval of the proposal.

The Board unanimously recommends a vote FOR this proposal.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS

KPMG LLP, certified public accountants served as the independent registered public accounting firm for the Company since 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from stockholders. The following table sets forth the aggregate fees for professional service rendered by KPMG LLP, for each of the last two fiscal years:

Category of Fee	2013	2012
Audit Fees (1)	$366,333	$406,740
Audit Related Fees	—	—
Tax Fees (2)	156,132	74,746
All Other Fees (3)	38,000	—
Total	$560,465	$481,486

(1)	Includes fees for professional services rendered during the fiscal year for the audit of our annual financial statements and for reviews of the financial statements included in our quarterly reports on Form 10-Q.

(2)	Includes fees related to tax preparation, tax compliance, and tax planning.

(3)	Includes fees related to professional services rendered during the fiscal year for the review of the pro forma financial statements included on Form 8-K/A.

As discussed on page 8, the Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the Securities and Exchange Commission.

There were no fees billed by KPMG LLP, for the Company’s most recent fiscal year for professional services rendered in connection with financial information systems design and implementation.

KPMG LLP has been appointed by the Audit Committee as the Company’s independent auditors for the fiscal year ending December 31, 2014. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

If stockholders fail to ratify the appointment of KPMG LLP as the Company’s independent auditors, the Audit Committee will reconsider whether to retain KPMG LLP, but may ultimately decide to retain them. Any decision to retain KPMG LLP or another independent registered public accounting firm will be made by the Audit Committee and will not be resubmitted to stockholders. In addition, even if stockholders ratify the appointment of KPMG LLP, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2014 if the Audit Committee determines that it would be in the Company’s best interests to do so.

Our Board recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

STOCKHOLDER PROPOSALS

In accordance with the rules of the Securities and Exchange Commission, stockholder proposals must be received by January 15, 2014 to be considered for inclusion in the Proxy Statement for the 2015 Annual Meeting of Stockholders which is expected to be held in May 2015. It is suggested that any stockholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Stockholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2015 Annual Meeting of Stockholders unless it otherwise complies with the Company’s Bylaws, requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Ballantyne believes that all persons, subject to these reporting requirements filed the required reports on a timely basis during 2013.

APPENDIX A

BALLANTYNE STRONG, INC.

2014 NON-EMPLOYEE DIRECTORS' RESTRICTED STOCK PLAN

1.             PURPOSE.

The purpose of the Ballantyne Strong, Inc. Restricted Stock Plan is to provide incentives, which are linked directly to increases in stockholder value, to Non-Employee Directors, in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company.

2.            DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     "Affiliates" means any partnership, corporation, firm, joint venture, association, trust, limited liability company, unincorporated organization or other entity (other than a Subsidiary) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. The term "controlled by" means the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interests or voting securities, as the case may be, by contract or otherwise.

(b)     "Award" means any Restricted Share granted to an Eligible Director under the Plan.

(c)     "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

(d)     "Beneficiary" means the person, persons, trust or trusts which have been designated by an Eligible Director in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Director, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)     "Board" means the Board of Directors of the Company.

(f)     "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g)     "Committee" means a committee appointed by the Board to administer the

Plan as provided in Section 3(a).

(h)     "Company" means Ballantyne Strong, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(i)      "Eligible Director" means any individual who (i) is now, or hereafter becomes, a member of the Board; (ii) is neither an Employee nor an Officer of the Company or of any Subsidiary or Affiliate on the date of the grant of the Award; and (iii) has not elected to decline to participate in the Plan pursuant to the immediately succeeding sentence. A Director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Corporate Secretary.

(j)      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(k)     "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date in question (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(l)      "Officer" means an individual elected or appointed by the Board or by the board of directors of a Subsidiary, or chosen in such other manner as may be prescribed by the by-laws of the Company or a Subsidiary, as the case may be, to serve as such. A Chairman of the Board who is not also an employee of the Company shall not be considered an Officer.

(m)    "Participant" means an Eligible Director who has been granted an Award under the Plan.

(n)     "Plan" means this Ballantyne Strong, Inc. Non-Employee Directors' Restricted Stock Plan.

(o)     "Restricted Shares" means an Award of Shares under Section 5 hereof that may be subject to certain restrictions and to a risk of forfeiture.

(p)     "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Collision under Section 16 of the Exchange Act.

(q)     "Subsidiary" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other entities in the chain, unless the Committee determines to exclude the entity from this definition.

3.           ADMINISTRATION.

(a)       Composition and Authority of the Committee. The Plan shall be administered by the Compensation Committee. All awards made by the Compensation Committee shall be subject to the approval of the Board

(b)       Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Directors, any person claiming any rights under the Plan from or through any Eligible Directors and stockholders of any of the foregoing. The Committee may delegate to other members of the Board or officers or managers of the company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan.

(c)       Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by an officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent ce1tified public accountants or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. SHARES SUBJECT TO THE PLAN.

(a)       Subject to adjustment as provided in Section 4(b) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 200,000 Shares. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered, or such Award is settled in cash or othe1wise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

(b)        In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Directors under the Plan, then the

Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, and (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(c)          Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. SPECIFIC TERMS OF AWARDS.

(a)          General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 7(d) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)         Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Directors on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Director granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Director, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the Certificate.

(iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(c)         Grants. Any Eligible Director shall be entitled to an award of Restricted Shares automatically on the next succeeding business day following their election to the Board, and on the next succeeding business day after each annual meeting of the shareholders, provided that said Eligible Director shall continue to be a member of the Board on the date of such grant. An Eligible Director who shall receive a grant of Restricted Shares shall be prohibited from selling any of said shares for a period from the date of the issuance of said Restricted Shares until the day prior to the next annual meeting of the Shareholders, following the issuance of said Restricted Shares. In the event that any Eligible Director shall cease to be an Eligible Director prior to that time any such grant shall lapse and in that event said Eligible Director shall forfeit all Restricted Shares still subject to such restriction.

6.      CERTAIN PROVISIONS APPLICABLE TO AWARDS.

(a)       Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant or maturation of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes, or other property, and may be made in a single payment or transfer, in installments, or on a deferred bases. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid non-deductibility of the payment under Section 162(m) of the Code.

(b)       Non-transferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Director except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation). An Eligible Director's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Director's creditors.

(c) Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.     GENERAL PROVISIONS.

(a)     Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, any may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b)     No Right to Continued Service. Neither the Plan nor any action taken thereunder shall be construed as giving any Director the right to be retained as a Non Employee Director of the Company or any of its Subsidiaries or Affiliates.

(c)     Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Director, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Directors to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Director's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state, local and foreign Jaw.

(d)     Changes to the Plans and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company's stockholders to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no judgment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e)     No Rights to Awards; No Stockholder Rights. No Award shall confer on any Eligible Director any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Directors in accordance with the terms of the Award.

(f)     Unfunded Status of Awards. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g)     Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

(h)     Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

(i)     No Fractional Shares. Unless otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

G)     Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws thereof.

(k)     Effective Date; Plan Termination. The Plan shall become effective as of its approval by the stockholders at the 2014 Annual Meeting (the "Effective Date"). The Plan shall terminate as to future awards on the date which is three (3) years after the Effective Date.

(1)     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

8.            EXECUTION.

To record the adoption of the Plan to read as set forth herein, the Company has caused the

Plan to be signed by its President and CEO and attested by its Secretary on May 14, 2014.

BALLANTYNE STRONG, INC.

By:
Its:	President & CEO

ATTEST:

By: _____________________________

Its: Secretary

APPENDIX B

BALLANTYNE STRONG, INC.

2010 LONG-TERM INCENTIVE PLAN

Table of Contents

ARTICLE 1	ESTABLISHMENT, PURPOSE AND DURATION	5
1.1	Establishment of the Plan	5
1.2	Purpose of the Plan	5
1.3	Duration of the Plan	5
ARTICLE 2	DEFINITIONS	5
2.1	“Affiliate”	5
2.2	“Authorized Shares”	5
2.3	“Award”	5
2.4	“Award Agreement”	5
2.5	“Board”	6
2.6	“Code”	6
2.7	“Committee”	6
2.8	“Common Stock”	6
2.9	“Company”	6
2.10	“Director”	6
2.11	“Employee”	6
2.12	“Exchange Act”	6
2.13	“Exercise Price”	6
2.14	“Fair Market Value”	6
2.15	“Fiscal Year”	6
2.16	“Free-Standing SAR”	6
2.17	“Incentive Stock Option” or ISO”	6
2.18	“Non-Qualified Stock Option” or “NQSO”	6
2.19	“Option”	6
2.20	“Participant”	6
2.21	“Performance Award”	6
2.22	“Performance Cash”	7
2.23	“Performance Goals”	7
2.24	“Performance Period”	7
2.25	“Performance Share”	7
2.26	“Performance Unit”	7
2.27	“Period of Restriction”	7
2.28	“Plan”	7
2.29	“Restricted Stock”	7
2.30	“Restricted Stock Unit” or “RSU”	7
2.31	“Share”	7
2.32	“Stock Appreciation Right” or “SAR”	7
2.33	“Tandem SAR”	8
2.34	“Ten-Percent Shareholder”	8
ARTICLE 3	ADMINISTRATION	8
3.1	Administration of the Plan	8
3.2	Powers of the Committee	8
3.3	Determinations by the Committee	9

ARTICLE 4	ELIGIBILITY AND PARTICIPATION	9
4.1	General Rule	9
4.2	Actual Participation	9
4.3	Ten-Percent Shareholders	9
ARTICLE 5	SHARES AVAILABLE UNDER THE PLAN; LIMITATION ON AWARDS	9
5.1	Number of Shares Available for Awards	9
5.2	Share Usage	9
5.3	Adjustment	10
5.4	Non-Transferability	10
5.5	ISO Maximum	10
5.6	Limitations on Awards to Individual Participants	10
ARTICLE 6	STOCK OPTIONS	10
6.1	Grant of Options	10
6.2	Award Agreement	11
6.3	Exercise Price	11
6.4	Term of Options	11
6.5	Exercise of Options	11
6.6	Payment	11
6.7	Restriction to Insure Transferability	12
6.8	Termination of Employment	12
6.9	Limitation on ISOs	12
ARTICLE 7	STOCK APPRECIATION RIGHTS	12
7.1	Authority to Grant Stock Appreciation Rights	12
7.2	Types of Stock Appreciation Rights Available	12
7.3	General Terms	12
7.4	SAR Agreement	13
7.5	Term of SAR	13
7.6	Exercise of Free-Standing SARs	13
7.7	Exercise of Tandem SARs	13
7.8	Payment of SAR Amount	13
7.9	Termination of Employment	14
7.10	Non-Transferability of SARs	14
7.11	Participant’s Rights as a Stockholder	14
7.12	Restrictions on Stock Received	14
ARTICLE 8	RESTRICTED STOCK	14
8.1	Restricted Stock Awards	14
8.2	Restricted Stock Award Agreement	15
8.3	Participant’s Rights as Stockholder	15
ARTICLE 9	RESTRICTED STOCK UNITS	15
9.1	Authority to Grant RSU Awards	15
9.2	RSU Award	15
9.3	RSU Award Agreement	15
9.4	Form of Payment Under RSU Award	15
9.5	Participant’s Rights as a Stockholder	15

ARTICLE 10	PERFORMANCE AWARDS	16
10.1	Authority to Grant Performance Shares/Performance Units	16
10.2	Performance Goals	16
10.3	Adjustment of Performance Goals	17
10.4	Written Agreement	17
10.5	Termination of Employment	17
10.6	Form of Payment Under a Performance Award	17
ARTICLE 11	RIGHTS OF PARTICIPANTS	17
11.1	Employment	17
11.2	Participation	17
11.3	Rights of Stockholder	18
ARTICLE 12	CHANGE IN CONTROL	18
ARTICLE 13	AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION	18
13.1	Amendment, Modification, Suspension and Termination	18
13.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-Recurring Events	18
13.3	Amendment to Conform to Law	18
ARTICLE 14	WITHHOLDING	19
14.1	Tax Withholding	19
14.2	Share Withholding	19
ARTICLE 15	MISCELLANEOUS	19
15.1	Legend	19
15.2	Gender and Number	19
15.3	Severability	19
15.4	Requirements of Law	19
15.5	Indemnification of The Committee	19
15.6	Headings	20
15.7	Other Compensation Plans	20
15.8	Retirement and Welfare Plans	20
15.9	Successors	20
15.10	Inability to Obtain Authority	20
15.11	Investment Representations	20
15.12	Persons Residing Outside the United States	20
15.13	No Fractional Shares	21
15.14	Arbitration of Disputes	21
15.15	Governing Law	21
ARTICLE 16	EXECUTION	21

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1     Establishment of the Plan. The Company hereby establishes an incentive compensation plan to be known as the "Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Restricted Stock and Performance Shares. The Plan is effective as of May 19, 2010 (the "Effective Date"), provided that the Company's Shareholders approve the adoption of the Plan.

1.2     Purpose of the Plan. The Plan is intended to advance the best interests of the Company, its Affiliates and its Stockholders by providing those persons who have substantial responsibility for the management and growth of the Company with additional performance incentives and an opportunity to obtain or increase their ownership in the Company, thereby encouraging them to continue in their employment with the Company.

1.3     Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

ARTICLE 2

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably to require a broader, narrower or different meaning.

2.1     "Affiliate" means any corporation, partnership, limited liability company or association, trust or other entity or organization which directly or indirectly controls, is controlled by or under common control with, the Company. For purposes of the proceeding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean that the possession, directly or indirectly, of tile power (i) to vote more than 50% of the securities having ordinary voting power for the election of Directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2     "Authorized Shares" shall have the meaning ascribed to that term in Section 5.1.

2.3     "Award" shall be defined to mean a grant made under the Plan in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Units, Restricted Stock, Restricted Stock Units or Performance Shares or Performance Units.

2.4     "Award Agreement" means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.5     "Board" means the Board of Directors of the Company.

2.6     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

2.7     "Committee" means the Compensation Committee of the Board, or if the Compensation Committee of the Board chooses to delegate its duties, a committee of at least two (2) persons who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board to administer the Plan.

2.8     "Common Stock" means the $0.01 par value common stock of the Company.

2.9     "Company" means Ballantyne Strong, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.10   "Director" means a member of the Board.

2.11   "Employee" means an individual employed by the Company or an Affiliate (within the meaning of Code §3401 and the Regulations thereunder).

2.12   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

2.13   "Exercise Price" means the price per share at which an Option may be exercised.

2.14   "Fair Market Value" of a Share as of a specified date means the per Share closing price of the Shares reported on the principal securities exchange on which the Shares are traded on that date (or if there were no reported prices on such date, on the last preceding date on which prices were reported) and if the Company is not listed on a securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

2.15   "Fiscal Year" means the calendar year.

2.16   "Free-Standing SAR" means an SAR that IS granted independently of any Options, as described in Article 7.

2.17   "Incentive Stock Option" or "ISO" means an Option to purchase stock that is designated as Incentive Stock Option that satisfies the requirements of §422 of the Code.

2.18   "Non-Qualified Stock Option" or "NQSO" means a "non-qualified stock option" to purchase stock that does not satisfy the requirements of §422 of the Code.

2.19   "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

2.20   "Participant" means an Employee who has received an Award.

2.21   "Performance Award" means any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 10.

2.22   "Performance Cash" means any cash incentive granted pursuant to Article 10 which will be paid to a Participant on the achievement of Performance Goals during a Performance Period.

2.23   "Performance Goals" means one or more of the criteria described in Section 10.2 on which the performance goals applicable to an Award are based.

2.24   "Performance Period" means the period of time as specified by the Committee over which Performance Shares are to be earned.

2.25   "Performance Share" means an Award made pursuant to Article 10 which entitles the Participant to receive Shares based on the achievement of Performance Goals during a Performance Period.

2.26   "Performance Unit" means any Award made pursuant to Article 10 which entitles the Participant to receive Units valued by reference to a designated amount of property other than Shares (or cash), which value will be paid to the Participant upon achievement of such Performance Goals during the Performance Period as the Committee shall establish.

2.27   "Period of Restriction" means for period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, for achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion, as provided in Article 8).

2.28   "Plan" means this Ballantyne Strong, Inc. 2010 Long-Term Incentive Stock Plan.

2.29   "Restricted Stock" means any Share of stock issued or granted under the Plan with the restriction that the Participant may not sell, transfer, pledge or assign such Shares and such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends) which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30   "Restricted Stock Unit" or "RSU" means an Award made pursuant to Article 9, of a Unit that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash, Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, which restrictions may lapse separately or in combination at such time or times, installments or otherwise, as the Committee may deem appropriate.

2.31   "Share" means a share of the Company's common stock.

2.32   “Stock Appreciation Right" or "SAR" means a right, granted pursuant to Article 7, to receive an amount equal to the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the Exercise Price of the right as established by the Committee on the date of the grant, which will be payable in Shares or cash as established by the Committee.

2.33   "Tandem SAR" means an SAR granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share of stock under the related Option (when a Share of stock is purchased under the Option, the Tandem SAR shall similarly be cancelled).

2.34   "Ten-Percent Shareholder" means an individual who at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation. Any individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half-blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionally by and for its stockholders, partners or beneficiaries.

ARTICLE 3

ADMINISTRATION

3.1     Administration of the Plan. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award, intended to be performance based, not to qualify for treatment as "Performance Based Compensation" under §162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control. The Committee may delegate any and all aspects of the day-to-day administration of the Plan to one or more officers of the Company or any Affiliate, and/or to one or more agents.

3.2     Powers of the Committee. Subject to the expressed provisions of this Plan, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards, the exercise or purchase price of such Shares, and the circumstances under which Awards can be exercised or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and certify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercise ability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other communications evidencing Awards made under this Plan (which need not be identical) and the terms or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 5.3; (vii) to interpret and construe this Plan, any rule and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make any exceptions to such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary and advisable for the administration of the Plan.

3.3     Determinations by the Committee.   All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations, and the terms and conditions of or operation of any Award granted hereunder shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitations, the recommendation or advice of any officer or other employee of the Company and such attorneys, consultants, accountants as it may select. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, or any Award under the Plan.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1     General Rule. Subject to the terms and conditions set forth below, individuals eligible to participate in this Plan include all Employees of the Company or an Affiliate.

4.2     Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

4.3     Ten-Percent Shareholders. An Employee who holds more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company, its parent or subsidiaries, is not eligible to receive an Incentive Stock Option pursuant to this Plan unless the exercise price of the Incentive Stock Option is at least I 10% of the Fair Market Value of the underlining Shares' on the date of the grant and the term of the Option does not exceed five (5) years. For purposes of this Section 4.3, stock ownership of an Employee shall be determined pursuant to Section 424(d) of the Code.

ARTICLE 5

SHARES AVAILABLE UNDER THE PLAN; LIMITATION ON AWARDS

5.1     Number of Shares Available for Awards. Subject to adjustments provided for in Section 5.3, the maximum number of Shares available for issuance to Participants under the Plan (the "Share Authorization") shall be 1,600,000 Shares.

5.2     Share Usage. Shares governed by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such Shares will be available again for grant under the Plan. Moreover, if the option price of any option granted under this Plan or the tax withholding requirements with respect to an Award granted under this Plan are satisfied by tendering Shares to the Company (by their actual delivery or by attestation) only the number of Shares issued (net of Shares tendered), if any, will be deemed delivered for purposes of the determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

5.3     Adjustment.     In the event that the Committee, in its sole discretion, shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to preserve (but not increase) the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of Shares which may thereafter be issued in connection with respect to Awards pursuant to Articles 6, 7, 8, 9 and 10, (ii) the number and kind of Shares issued in respect of outstanding Awards, and (iii) the Exercise Price relating to any Options.

5.4     Non-Transferability. Except as specified in the applicable Award Agreement or in domestic relations court orders, an Award shall not be transferrable by the Participant other than by will or under the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by him or in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under State law. Any attempted assignment of an Award in violation of this Section shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement, may terminate the Award.

5.5     ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 1,600,000 Shares, subject to adjustment as provided in Section 5.3.

5.6     Limitations on Awards to Individual Participants.    Subject to adjustment as provided in Section 5.3, no Participant may be granted (i) Options or SARs during any term of the Plan of more than I 00,000 Shares or (ii) Restricted Stock or Restricted Stock Units during any year of the Plan of more than 60,000 Shares or (iii) Performance Awards in any rolling Performance Period that are intended to comply with the performance based exception under Code Section 162(m) and are denominated in Shares with respect to more than 60,000 Shares (the "Limitations"). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance based exception under Code Section 162(m) and are denominated in cash is $500,000.00. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation.

ARTICLE 6

STOCK OPTIONS

6.1     Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to eligible persons in such number, and upon such terms, and at such time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or any Affiliate (as permitted under Sections 422 and 424 of the Code).

6.2     Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3     Exercise Price. The Exercise Price for each grant of an Option under the Plan, shall be determined by the Committee, in its sole discretion, and shall be specified in the Award Agreement; provided, however, that the Exercise Price on the day of the grant must be at least equal to 100% of the Fair Market Value of the Shares as determined on the date of the grant. Notwithstanding the foregoing, the price at which Shares may be purchased under an ISO granted to a Participant who is a Ten-Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares as determined on the date of the grant.

6.4     Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of the grant, provided, however, no Option shall be exercisable later than the 1Oth anniversary date of its grant. Notwithstanding the foregoing, the period during which an ISO may be exercised by a Ten-Percent Shareholder shall expire not later than five (5) years after the date the ISO is granted.

6.5     Exercise of Options.    Vested Options granted under this Article 6 shall be exercisable on such terms and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions may not be the same for each grant or for each Participant.

6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any Option shall be payable to the Company in full in cash or its equivalent or in the sole discretion of the Committee, either: (a) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of the exercise equal to the Exercise Price prior to their tender to satisfy the Exercise Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market; (b) by a cashless exercise (broker-assisted exercise) through a "same-day sale" commitment; (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee.

Subject to any government rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of the applicable tax withholding) the Company shall deliver to the Participant evidence of book entry Shares, or upon Participant's request of share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7     Restriction to Insure Transferability.     The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8     Termination of Employment. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the light to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9     Limitation on ISOs. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Shares subject to ISOs under the Plan and Shares subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the "Fair Market Value" of the Shares subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as Shares acquired pursuant to the exercise of an ISO.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1     Authority to Grant Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the terms and conditions pertaining to such SAR.

7.2     Types of Stock Appreciation Rights Available. The Committee may grant Free- Standing SARs, Tandem SARs or any combination of these forms of SARs.

7.3     General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one Share of stock on the date of exercise, over (b) the grant price of the SAR, which shall not be less than 100% of the Fair Market Value of one Share of stock on the date of the grant of the SAR. The grant price of Tandem SARs shall be equal to the Exercise Price of the related Option.

7.4     SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of a SAR as it may deem appropriate.

7.5     Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided no SAR shall be exercisable on or after the tenth (10th) anniversary date of its grant. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO; (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Shares of stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares of stock subject to the ISO exceeds the Exercise Price of the ISO.

7.6     Exercise of Free-Standing SARs. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Free-Standing SARs may be exercised in whole or part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Participant wishes to exercise such SAR on the date such notice is so delivered, (b) the number of Shares of stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. In accordance with applicable law, Free-Standing SARs may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

7.7     Exercise of Tandem SARs. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the Shares of stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by delivery of written notice in the manner designated by the Committee stating (a) that the Participant wishes to exercise such SAR on the date such notice is so delivered, (b) the number of Shares of stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. A Tandem SAR may be exercised only with respect to the Shares of stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

7.8     Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a Share of stock on the date of exercise over the grant price of the SAR by the number of Shares of stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in stock of equivalent value, or some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.9     Termination of Employment. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the Participant's termination of employment. Such provision shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all SARs issued pursuant to the this Article 7.9, and may reflect distinctions based upon the reason for termination.

7.10   Non-Transferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of dissent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable in his or her lifetime only by the Participant, and after that time, by Participant's heirs or estate. Any attempt at assignment of an SAR in violation of this Section 7.10 shall be null and void.

7.11   Participant's Rights as a Stockholder. Each recipient of a SAR Award shall have no rights as a stockholder.

7.12   Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any Shares of stock received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Participant holds the Shares of stock received upon exercise of a SAR for a specified period of time.

 ARTICLE 8

RESTRICTED STOCK

8.1     Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Participant's right and with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

8.2     Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

8.3     Participant’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Participant's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE 9

RESTRICTED STOCK UNITS

9.1     Authority to Grant RSU Awards. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards to eligible persons in such amounts and upon such terms, as the Committee shall determine. The amount of, the vesting and transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of the Participant.

9.2     RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no Shares of stock are actually transferred to the Participant until a later date as specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of the Shares of stock.

9.3     RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any substantial risk of forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

9.4     Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash, Shares of stock, or some combination thereof, as specified in the applicable Award Agreement.

9.5     Participant's Rights as a Stockholder. Each recipient of an RSU Award shall have no rights as a stockholder with respect to the Participant's RSUs. A Participant shall have no voting rights with respect to any RSU Awards.

ARTICLE 10

PERFORMANCE AWARDS

10.1     Authority to Grant Performance Shares/Performance Units. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant performance awards in the form of Performance Shares and/or Performance Units to eligible persons in such amounts and upon such terms and conditions as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Award of Performance Shares and/or Performance Units shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting and transferability restrictions on a Participant's rights with respect to an Award of Performance Shares and/or Performance Units, the Committee may issue such restrictions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares of stock issued pursuant to a Performance Share Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares of stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares of stock as counsel for the Company considers necessary or advisable to comply with applicable law.

10.2     Performance Goals. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of the Performance Period, the amount of the Award of Performance Shares and/or Performance Units, and the amount and kind of any payment or transfer to be made pursuant to any Award of Performance Shares and/or Performance Units. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. The Performance Goals upon which the payment or vesting of an Award to a Participant that is intended to qualify as Performance Based Compensation shall be limited to one or more of the following Performance Goals: return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest, taxes, depreciation and/or amortization, sales, sales growth, gross margin, return on investment, increase in the fair market value of the Company's common stock, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory terms, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic or incremental value added, economic profit, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity. Such goal will be measured by excluding the negative impact of one-time, isolated, non-recurring events. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the Performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Performance Criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. In interpreting Plan provisions applicable to Performance Goals, Performance Shares and/or Performance Units, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Shares and/or Performance Units to be issued pursuant to the Plan shall be determined by the Committee.

10.3     Adjustment of Performance Goals. If provided in the terms of the Award, the Committee may adjust Performance Goals and the related minimum acceptable levels of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the grant date of an Award of Performance Shares that are unrelated to the performance of the Participant and result in distortion of the Performance Goals or the related minimum acceptable level of achievement; provided, however, that any such modification may not increase the amount payable under such Award.

10.4     Written Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

10.5     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, and need not be uniform on all Awards of Performance Shares and/or Performance Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

10.6     Form of Payment Under a Performance Award. Payment under a Performance Award shall be made either in cash, Shares of stock, or some combination thereof, as specified in the Participant's Award Agreement.

ARTICLE 11

RIGHTS OF PARTICIPANTS

11.1     Employment. Nothing in this Plan or in an Award Agreement shall interfere with or limit in any way the right of the Company to determine any Participant's employment or service to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service for a specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and, accordingly, subject to Article 3 and Article 11, this Plan and the benefits hereunder may be terminated at any time at the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company.

11.2     Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3     Rights of Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 12

CHANGE IN CONTROL

An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the applicable Award Agreement and determined by the Committee on a grant-by-grant basis or as may be provided in an after written agreement between the Company and the Participant; provided, however, that in the absence of such a provision, no such acceleration shall occur.

ARTICLE 13

AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION

13.1     Amendment, Modification, Suspension and Termination. Subject to Article 3, the Committee may, at any time, and from time to time, alter, amend, modify, suspend or terminate this Plan and any Award Agreement with the Participant's agreement, in whole or in part; provided, however, that without the prior approval of the Company's Stockholders except as provided in Section 5.3, Options or SARs issued under this Plan will not be re-priced, replaced or re-granted through cancelation, or by lowering the Exercise Price of a previously granted Option or SAR, and no material amendment of this Plan shall be made without Stockholder approval if such Stockholder approval is required by law, regulation or stock exchange rule.

13.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-Recurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 5.3 hereof) effecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principals, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants under the Plan.

13.3     Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or any Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of controlling the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

ARTICLE 14

WITHHOLDING

14.1     Tax Withholding. The Company shall have the power and right to deduct or withhold or require Participants to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

14.2     Share Withholding. With respect to withholding required upon the exercise of Options, the issuance of any Restricted Shares or upon the achievement of Performance Goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy their withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be so determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 15

MISCELLANEOUS

15.1     Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of Shares.

15.2     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall include the feminine, the plural shall include the singular and the singular shall include the plural.

15.3     Severability. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal and invalid provision had not been included.

15.4     Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies or national securities exchanges as may be required.

15.5     Indemnification of The Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of appropriate settlements made with a view to the curtailment of the cost of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring the expenses, including without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the Performance of such member's duties as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudicated in any action, suit or proceeding to have been guilty of willful misconduct in the Performance of his duties as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after the institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend the same at its own expense. The right of indemnification shall inure to the benefit of the heirs, executors and administrators of each member of the Committee, and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

15.6     Headings. Headings of Articles are included for convenience of reference only and do not constitute part of the Plan and shall be used in construing the terms and provisions of the Plan.

15.7     Other Compensation Plans. The adoption of this Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company, nor shall this Plan preclude the Company from establishing any other form of incentive compensation arrangements for Employees.

15.8     Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of stock or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any person under the Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

15.9     Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

15.10   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body have jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares of stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares of stock as to which such requisite authority shall not have been obtained.

15.11   Investment Representations. The Committee may require any person receiving stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquitting the Shares of stock for investment without any present intention to sell or distribute the stock.

15.12   Persons Residing Outside the United States. Notwithstanding any provisions of this Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has Employees, the Committee in its sole discretion, shall have the power and authority to (a) to determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish sub-plans and modify exercise procedures and other terms and procedures to the extent that such actions may be necessary or advisable any sub-plans and modifications to plans, terms and procedures established under this Section 15.12 by the Committee shall be attached to the Plan document as appendices; and (e) take any action, before or after an Award is made, that is deemed advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any action hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities laws or governing statutes or any other applicable law.

15.13   No Fractional Shares. No fractional Shares of stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards or other property shall be issued or paid in lieu of fractional Shares of stock or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.14   Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in Douglas County, Nebraska pursuant to the arbitration rules of The American Arbitration Association. The arbitration will be final and binding on the parties.

15.15   Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise confer construction or interpretation of the Plan to the substantive laws of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Nebraska, to resolve any and all issues that might arise out of or relate to the Plan or any related Award.

ARTICLE 16

EXECUTION

To record the adoption of the Plan to read as set forth herein, the Company has caused the Plan to be signed by its President and attested by its Secretary on May 19, 2010.

BALLANTYNE STRONG, INC.

By:

ATTEST:

Ballantyne STRONG

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, EST, on May 13, 2014.

Vote by Internet

- Go to **www.envisionreports.com/BTN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a <u>black ink</u> pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET <u>OR</u> TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote <u>FOR</u> all the nominees listed and <u>FOR</u> Proposals 2, 3, 4 and 5.

Proposal 1 – ELECTION OF DIRECTORS

Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - William F. Welsh, II	☐	☐	02 - Gary L. Cavey	☐	☐	03 - Samuel C. Freitag	☐	☐
04 - Marc E. LeBaron	☐	☐	05 - Mark D. Hasebroock	☐	☐	06 - Donde Plowman	☐	☐
07 - James C. Shay	☐	☐						

	For	Against	Abstain		For	Against	Abstain
Proposal 2 – The advisory (non-binding) resolution regarding executive compensation.	☐	☐	☐	**Proposal 3** – Approval of the Ballantyne Strong, Inc. 2014 Non-Employee Directors' Restricted Stock Plan.	☐	☐	☐
Proposal 4 – Approval of 2010 Long-Term Incentive Plan amendment and section 162(m) material terms for payment of performance-based compensation.	☐	☐	☐	**Proposal 5** – Ratifying the appointment of KPMG LLP as the Company's independent auditors.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

01SJ0D